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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Knoll, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Fax 215 679-1013

March 28, 2013

Dear Stockholder:

        We cordially invite you to attend our 2013 Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on Tuesday, May 7, 2013 at our offices located at 1330 Avenue of the Americas, 2nd Floor, New York, New York 10019. The attached notice of Annual Meeting and proxy statement describe the business we will conduct at the meeting and provide information about Knoll, Inc. that you should consider when you vote your shares.

        When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,

Andrew B. Cogan
 Chief Executive Officer

1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Fax 215 679-1013

KNOLL, INC.
NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knoll, Inc.:

TIME: 9:00 a.m. (local time)

DATE: Tuesday, May 7, 2013

PLACE: Knoll, Inc., 1330 Avenue of the Americas, 2nd Floor, New York, New York 10019

PURPOSES:

  1.
  To elect three (3) directors named in the proxy statement for a term ending at the 2016 Annual Meeting of Stockholders.

  2.
  To consider and act upon the approval of the Knoll, Inc. 2013 Stock Incentive Plan.

  3.
  To ratify the audit committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

  4.
  To hold an advisory vote to approve executive compensation.

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

WHO MAY VOTE:

        You are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof if you were the record owner of Knoll, Inc. common stock at the close of business on March 15, 2013. A list of stockholders of record will be available at the meeting and during regular business hours for the 10 days prior to the meeting at our offices at 1330 Avenue of the Americas, 2nd Floor, New York, New York 10019. A stockholder may examine the list for any legally valid purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Pollner
 Vice President, General Counsel and Secretary

March 28, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to Be Held on May 7, 2013

The proxy statement and annual report to stockholders are available at www.edocumentview.com/KNL

KNOLL, INC.
1235 WATER STREET
EAST GREENVILLE, PENNSYLVANIA 18041
215-679-7991

PROXY STATEMENT FOR THE KNOLL, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2013 Annual Meeting of Stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker you may also be able to vote your shares either via the Internet or by telephone. Please contact your broker directly for details regarding these voting options.

        On or about March 28, 2013, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders who owned our common stock at the close of business on March 15, 2013, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 48,212,457 shares of our common stock outstanding, including 46,911,042 shares of stock entitled to vote and 1,301,415 shares of restricted stock that are not entitled to vote. Our common stock is our only class of voting stock. We are also sending along with this proxy statement our 2012 annual report, which includes our financial statements for the fiscal year ended December 31, 2012.

What Will I Be Voting On?

        You will be voting on:

  1.
  The election of three directors named in the proxy statement to serve for a term ending at our 2016 Annual Meeting of Stockholders;

  2.
  The approval of the Knoll, Inc. 2013 Stock Incentive Plan;

  3.
  The ratification of the audit committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

  4.
  An advisory vote to approve executive compensation; and

  5.
  Any other business properly presented at the annual meeting.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        You may vote by signing and mailing your proxy card. If you properly fill in your proxy card and send it to us in time, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors. Proxy cards must be received prior to the time of the vote in order for the shares represented by the proxy card to be voted. If you hold your shares through a broker or financial institution, you should contact your broker or financial institution to determine how you may vote your shares.

        If you hold your shares through a broker, it is important that you cast your vote if you want it to count in the election of directors (Proposal 1), the consideration of the Knoll, Inc. 2013 Stock Incentive Plan (Proposal 2) and the advisory vote on executive compensation (Proposal 4). Your broker may not vote your uninstructed shares in the election of directors or executive compensation matters on a discretionary basis. Thus, if you hold your shares through a broker and you do not instruct your broker how to vote for Proposal 1 (the election of directors), Proposal 2 (the Knoll, Inc. 2013 Stock Incentive Plan) or Proposal 4 (the advisory vote on executive compensation), no votes will be cast on your behalf with respect to those matters. Your broker may vote your uninstructed shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm on a discretionary basis.

        If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting.

        If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 15, 2013, the record date for voting. The Annual Meeting will be held at 9:00 a.m. (local time) on Tuesday, May 7, 2013 at our offices at 1330 Avenue of the Americas, 2nd Floor, New York, New York 10019. When you arrive at the venue, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

May I Revoke My Proxy?

        If you give us your proxy, you may revoke it at any time before it is voted at the meeting. You may revoke your proxy in any one of the following ways:

  •
  You may send in another proxy with a later date;

  •
  You may notify our Secretary in writing (at Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041) before the Annual Meeting that you have revoked your proxy; or

  •
  You may vote in person at the Annual Meeting.

How Does our Board of Directors Recommend That I Vote on the Proposals?

        Our board of directors recommends that you vote as follows:

  •
  Proposal 1:  "FOR" the election of the three nominees for director named in the proxy statement for a term ending at the 2016 Annual Meeting of Stockholders;

  •
  Proposal 2:  "FOR" approval of the Knoll, Inc. 2013 Stock Incentive Plan;

  •
  Proposal 3:  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;

  •
  Proposal 4:  "FOR" the resolution regarding an advisory vote to approve executive compensation.

        If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

 What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting, in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

What Vote is Required to Approve Each Proposal?

Proposal 1: Election of Directors	The three nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected.
Proposal 2: Approval of the Knoll, Inc. 2013 Stock Incentive Plan

The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the Knoll, Inc. 2013 Stock Incentive Plan. Additionally, under the NYSE approval requirements, the proposal must be approved by a majority of the votes cast and the total votes cast must represent over 50% in interest of all securities entitled to vote on the proposal.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the selection of independent registered public accounting firm.

Proposal 4: Advisory Vote on Executive Compensation

The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal is required to approve, on an advisory basis, the executive compensation described in this proxy statement.

What is the Effect of Broker Non-Votes and Abstentions?

  •
  Broker Non-Votes:  Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. Your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm should be treated as a routine matter. The election of directors (Proposal 1), the approval of the Knoll, Inc. 2013 Stock Incentive Plan (Proposal 2), and the advisory vote to approve executive compensation (Proposal 4) are not considered routine matters and, consequently, without your voting instructions, your brokerage firm cannot vote your shares. Broker non-votes will not count as votes against any matter at the annual meeting.

  •
  Abstentions:  Because abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting, abstentions with respect to Proposal 2, Proposal 3 and Proposal 4 will have the same effect as votes against the proposal. However, abstentions will have no effect on the outcome of Proposal 1—the vote to elect the three nominees for director.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mails, but our officers and employees may also solicit proxies in person or by telephone, fax or email. We will pay these employees and officers no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock and to obtain authority to execute proxies. Upon request, we will then reimburse them for their reasonable expenses.

Who Will Tabulate the Votes?

        Votes cast by proxy or in person will be counted by the persons appointed by us to act as election inspectors for the meeting.

Where Do I Find the Voting Results of the Meeting?

        We will announce the preliminary voting results at the meeting and provide the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

Householding of Annual Disclosure Documents

        To reduce the expenses of delivering duplicate materials to our stockholders, we are relying on a rule of the Securities and Exchange Commission (the "SEC") that allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        If your household received a single set of our annual disclosure documents this year, but you would prefer to receive your own copy, please contact us by writing to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041, or calling our Investor Relations department at 215-679-7991 and we will promptly send you a copy of our annual disclosure documents.

        If you do not wish to participate in "householding" and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

  •
  If your shares are registered in your own name, please contact us by writing to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041, or calling our Investor Relations department at 215-679-7991, and inform us accordingly.

  •
  If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2013, for (a) the executive officers named in the Summary Compensation Table on page 29 of this proxy statement, (b) each of our directors and director nominees, (c) all of our directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our outstanding common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to community property laws, based on information provided to us by these stockholders. Percentage of ownership is based on 48,206,326 shares of common stock outstanding on February 28, 2013, including 46,904,911 shares of stock entitled to vote and 1,301,415 shares of restricted stock that are not entitled to vote.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number		Percent(1)
Stockholders owning approximately 5% or more:
Columbia Wanger Asset Management, L.P.(2)	6,399,000		13.3
FMR LLC(3)	6,350,000		13.2
Praesidium Investment Management Company, LLC(4)	4,360,518		9.0
EdgePoint Investment Group, Inc.(5)	3,662,290		7.6
Daruma Asset Management, Inc.(6)	2,823,205		5.9
The Vanguard Group, Inc.(7)	2,678,155		5.6
BlackRock, Inc.(8)	2,502,783		5.2
Directors and Executive Officers:
Burton B. Staniar(9)	127,185		*
Andrew B. Cogan(10)	321,269		*
Lynn M. Utter(11)	252,141		*
Barry L. McCabe(12)	172,144		*
Benjamin A. Pardo(13)	65,075		*
Jeffrey R. Blom(14)	8,245		*
Jeffrey A. Harris(15)(16)	105,582	(17)	*
Sidney Lapidus(15)(16)	176,826		*
Kathleen G. Bradley(16)	127,924		*
John F. Maypole(15)(16)	57,582		*
Stephen F. Fisher(15)(16)	55,082		*
Sarah E. Nash(15)(16)	52,582		*
All directors and executive officers as a group (15 persons)(18)	1,620,110		3.4

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Percentages are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days following February 28, 2013, or shares of restricted stock which will become vested within 60 days following February 28, 2013, are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person or group. Information provided for Columbia Wanger Asset Management, L.P., FMR LLC, Praesidium Investment Management Company, LLC, EdgePoint Investment Group, Inc., Daruma Asset

  Management, Inc., The Vanguard Group, Inc. and BlackRock, Inc. is based on the latest Schedule 13G report or amendment thereto that each has filed as of the date of this proxy statement.

(2)
Columbia Wanger Asset Management, LLC filed a Schedule 13G/A with the SEC on February 14, 2013, indicating that as of December 31, 2012 (a) it has sole voting power over 5,805,000 of these shares and sole dispositive power over all of these shares, and (b) the shares reported include shares held by Columbia Acorn Fund, which held 8.7% of Knoll's total outstanding shares. The address of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(3)
FMR LLC and Edward C. Johnson 3d filed a Schedule 13G/A with the SEC on February 14, 2013, indicating that as of December 31, 2012, (a) they have the sole power to vote none of these shares and sole dispositive power over all of these shares, (b) the beneficial owner of 6,350,000 of these shares is Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, which is an investment adviser to various investment companies, and (c) the beneficial ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 4,500,000 shares of our common stock. The address of FMR LLC and Edward C. Johnson 3d is 82 Devonshire Street, Boston, MA 02109.

(4)
Praesidium Investment Management Company, LLC, Peter Uddo and Kevin Oram filed a Schedule 13G/A with the SEC on February 12, 2013, indicating that as of December 31, 2012, (a) they have sole voting power over 4,140,894 of these shares, and (b) sole dispositive power over all of these shares. The address of Praesidium Investment Management Company, LLC is 747 Third Avenue, New York, NY 10017.

(5)
EdgePoint Investment Group Inc. ("EIG") , Cymbria Corporation, EdgePoint Global Growth & Income Portfolio and EdgePoint Global Portfolio (collectively, the "EIG Funds") filed a Schedule 13G with the SEC on February 13, 2013, indicating that as of December 31, 2012, (a) EIG has shared voting power and shared dispositive power over all of these shares, (b) Cymbria Corporation has shared voting power and shared dispositive power over 711,190 of these shares, (c) EdgePoint Global Growth & Income Portfolio has shared voting power and shared dispositive power over 724,200 of these shares, and (d) EdgePoint Global Portfolio has shared voting power and shared dispositive power over 2,226,900 of these shares. The address of the EIG Funds is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(6)
Daruma Asset Management, Inc. and Mariko O. Gordon filed a Schedule 13G/A with the SEC on February 14, 2013, indicating that as of December 31, 2012, (a) they have shared voting power over 1,117,095 of these shares, and (b) shared dispositive power over all of these shares. The address of Daruma Asset Management, Inc. and Mariko O. Gordon is 80 West 40th Street, 9th Floor, New York, NY 10018.

(7)
The Vanguard Group, Inc. filed a Schedule 13G with the SEC on February 11, 2013, indicating that as of December 31, 2012, (a) it has sole voting power over 65,092 of these shares, and (b) sole dispositive power over 2,615,163 of these shares and shared dispositive power over 62,992 of these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
BlackRock, Inc. filed a Schedule 13G with the SEC on January 30, 2013, indicating that as of December 31, 2012, it has sole voting power and sole dispositive power over all of these shares as a result of being a parent company or control person of the following subsidiaries, each of which beneficially owns less than 5% of the outstanding shares of our common stock: BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust

  Company, N.A., BlackRock Japan Co., Ltd., and BlackRock Investment Management (UK). The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(9)
Includes 37,500 shares of common stock issuable upon the exercise of options that are currently exercisable. Excludes options to purchase 12,500 shares of common stock held by Mr. Staniar, which (subject to accelerated vesting upon a change of control) will not vest within 60 days of February 28, 2013.

(10)
Includes 52,911 shares of common stock issuable upon the exercise of options that are currently exercisable. Excludes options to purchase 37,500 shares of common stock held by Mr. Cogan, which (subject to accelerated vesting upon a change-in-control) will not vest within 60 days of February 28, 2013 and 400,000 shares of restricted common stock held by Mr. Cogan, which (subject to pro rata vesting upon the occurrence of certain events) will not vest within 60 days of February 28, 2013.

(11)
Includes 156,250 shares of common stock issuable upon the exercise of options that are exercisable by Ms. Utter within 60 days of February 28, 2013 and 20,000 shares of restricted common stock which vest within 60 days of February 28, 2013. Excludes options to purchase 18,750 shares of common stock held by Ms. Utter, which (subject to accelerated vesting upon a change-in-control) will not vest within 60 days of February 28, 2013 and 159,167 shares of restricted common stock held by Ms. Utter, which (subject to pro rata vesting upon the occurrence of certain events) will not vest within 60 days of February 28, 2013.

(12)
Excludes options to purchase 12,500 shares of common stock held by Mr. McCabe, which (subject to accelerated vesting upon a change of control) will not vest within 60 days of February 28, 2013 and 100,000 shares of restricted common stock held by Mr. McCabe, which (subject to pro rata vesting upon the occurrence of certain events) will not vest within 60 days of February 28, 2013.

(13)
Includes 65,000 shares of common stock issuable upon the exercise of options that are currently exercisable. Excludes options to purchase 6,250 shares of common stock held by Mr. Pardo, which (subject to accelerated vesting upon a change of control) will not vest within 60 days of February 28, 2013 and 72,500 shares of restricted common stock held by Mr. Pardo, which (subject to pro rata vesting upon the occurrence of certain events) will not vest within 60 days of February 28, 2013.

(14)
Excludes 69,000 shares of restricted common stock held by Mr. Blom, which (subject to pro rata vesting upon the occurrence of certain events) will not vest within 60 days of February 28, 2013

(15)
Includes 25,000 shares of common stock issuable upon the exercise of options held by the director that are currently exercisable.

(16)
Excludes 6,958 shares of restricted common stock held by each non-employee director, of which 3,254 will vest in February 2014, 2,478 will vest in February 2015, and 1,226 will vest in February 2015, which shares are subject to forfeiture if such non-employee director ceases to be a director (subject to pro rata vesting upon the occurrence of certain events).

(17)
Includes 10,000 shares owned by the Jamie & Jeffrey Harris Family Foundation, of which Mr. Harris is a Trustee.

(18)
Includes 479,733 shares of common stock issuable to all directors and executive officers as a group upon the exercise of options that are currently exercisable or exercisable within 60 days of February 28, 2013 and 20,000 shares of restricted stock which will become vested within 60 days following February 28, 2013. Excludes 100,000 shares of common stock issuable upon the exercise of options held by all directors and executive officers as a group which will not vest within 60 days after February 28, 2013 (subject to accelerated vesting upon a change-in-control). Excludes 945,915 shares of restricted common stock held by all directors and executive officers as a group, which (subject to pro rata vesting upon the occurrence of certain events) will not vest within 60 days after February 28, 2013.

 PROPOSAL 1—ELECTION OF DIRECTORS

        Our board of directors currently consists of eight members, classified into three classes as follows: Andrew B. Cogan, Stephen F. Fisher and Sarah E. Nash constitute a class with a term that expires at the 2014 Annual Meeting (the "Class I directors"); Burton B. Staniar and Sidney Lapidus constitute a class with a term that expires at the 2015 Annual Meeting (the "Class II directors"); and Kathleen G. Bradley, Jeffrey A. Harris and John F. Maypole constitute a class with a term that expires at the 2013 Annual Meeting (the "Class III directors"). At each Annual Meeting of Stockholders, directors are elected for a term ending at the third Annual Meeting of Stockholders after such election or until their respective successors are elected and qualified.

        On February 6, 2013, our nominating and corporate governance committee recommended Ms. Bradley and Messrs. Harris and Maypole for reelection after due consideration of their qualifications and past experience on our board of directors. On February 6, 2013, based, in part, on the recommendation of our nominating and corporate governance committee, our board of directors voted to nominate Ms. Bradley and Messrs. Harris and Maypole for reelection at the 2013 Annual Meeting of Stockholders to serve for a term ending at the 2016 Annual Meeting of Stockholders.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of the director nominees. However, if you hold your shares through a broker and do not instruct your broker how to vote in the election of directors, no vote will be cast on your behalf with respect to Proposal 1. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        The election of directors will be determined by a plurality vote and the three nominees receiving the most votes will be elected.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF KATHLEEN G. BRADLEY, JEFFREY A. HARRIS AND JOHN F. MAYPOLE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

 Board of Directors

        Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of February 28, 2013, their offices within the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, the names of other public companies in which such persons hold directorships or held directorships within the past five years, and the particular experience, qualifications, attributes or skills that led the board to determine that the individual should serve as a director.

Name	Age	Position	Term Expiration
Burton B. Staniar	71	Chairman of the Board	2015 Annual Meeting
Andrew B. Cogan	50	Chief Executive Officer, Knoll, Inc., and Director	2014 Annual Meeting
Kathleen G. Bradley	63	Director	2013 Annual Meeting
Jeffrey A. Harris	57	Director	2013 Annual Meeting
Sidney Lapidus	75	Director	2015 Annual Meeting
John F. Maypole	73	Director	2013 Annual Meeting
Stephen F. Fisher	60	Director	2014 Annual Meeting
Sarah E. Nash	59	Director	2014 Annual Meeting

        Burton B. Staniar has served as Chairman of the Board of Knoll, Inc. since his appointment in December 1993. Mr. Staniar served as our Chief Executive Officer from December 1993 to January

1997. Prior to that time, Mr. Staniar held a number of assignments at Westinghouse Electric Corporation, including President of Group W Cable and Chairman and Chief Executive Officer of Westinghouse Broadcasting. Mr. Staniar previously served as a director of Journal Register Company and Church and Dwight Co., Inc.

        Mr. Staniar has been associated with Knoll since 1993 and brings to the board extensive knowledge of our business operations and the contract office furniture industry as a whole. Mr. Staniar also brings to the board significant executive leadership and operational experience, having previously served in senior executive roles with subsidiaries of Westinghouse Electric Corporation and as Chairman and CEO of Westinghouse Broadcasting. Mr. Staniar also previously served on numerous public boards and currently serves as a board member for a number of non-profit organizations. Mr. Staniar's prior business experience and board service, along with his long tenure with Knoll, give him broad and extensive understanding of our operations and the proper role and function of the board.

        Andrew B. Cogan has served as a director of Knoll, Inc. since February 1996. Mr. Cogan became Chief Executive Officer of Knoll, Inc. in April 2001 after serving as Chief Operating Officer since December 1999. Mr. Cogan has held several positions in the design and marketing group worldwide since joining us in 1989, including Executive Vice President—Marketing and Product Development and Senior Vice President. Mr. Cogan is also a director of the Chinati Foundation in Marfa, Texas, Interface, Inc. in Atlanta, Georgia, and American Woodmark Corporation in Winchester, Virginia.

        Mr. Cogan has substantial industry and management experience, having served in management functions at Knoll for more than 20 years culminating in his appointment as our Chief Executive Officer in 2001. Mr. Cogan is uniquely qualified to bring strategic insight, design and marketing expertise and in-depth knowledge of Knoll's worldwide business to the board, having served in numerous key positions within our design and marketing group, and as Chief Operating Officer prior to becoming Chief Executive Officer. In addition to his management experience, Mr. Cogan brings to the board his perspectives as a director of other private and public boards.

        Kathleen G. Bradley has served as a director of Knoll, Inc. since November 1999. Ms. Bradley served as President and Chief Executive Officer, Knoll North America, from April 2001 until her retirement on May 23, 2008. Prior to that time she served as President from December 1999 to April 2001, Executive Vice President—Sales, Distribution and Customer Service from August 1998 until December 1999, Senior Vice President from 1996 until August 1998 and Divisional Vice President for Knoll's southeast division from 1988 until 1996. Prior to that time, Ms. Bradley was regional manager for our Atlanta region, a position to which she was promoted in 1983. She began her career with Knoll in 1979.

        Ms. Bradley has exceptional industry knowledge and a deep understanding of Knoll's business, having been associated with Knoll for over 30 years, including over seven years as President and Chief Executive Officer of Knoll, North America, and more than 20 years in numerous management positions. Ms. Bradley's experience has included managing regional divisions and key parts of the organization such as sales and distribution, and customer service. Ms. Bradley also served on the board of our industry trade organization, The Business and Institutional Furniture Manufacturer's Association. Ms. Bradley's in depth knowledge of our business and her extensive management experience are important aspects of her service on the Board.

        Jeffrey A. Harris has been a director of Knoll, Inc. since February 1996. Mr. Harris was a Managing Director of Warburg Pincus LLC, a private equity firm, where he was employed from 1983 until 2011. Mr. Harris also was a partner of Warburg Pincus & Co., a private equity firm. His responsibilities included involvement in investments in energy, technology and other industries. Mr. Harris is a director of ElectroMagnetic GeoServices ASA, Gulf Coast Energy Resources, Serica Energy PLC, Central European Petroleum and Spectraseis AG. Mr. Harris also previously served as a director of Bill Barrett Corporation, Kosmos Energy and Nuance Communications.

        Mr. Harris brings a strong business background to Knoll, having worked in the private equity field with Warburg Pincus for over 25 years. Mr. Harris has gained substantial experience in overseeing the management of diverse organizations, having served as a board member on many public and private boards, including a number of charitable and non-profit organizations. As a result of this service, Mr. Harris has a broad understanding of the operational, financial and strategic issues facing public and private companies. He has served on our board of directors for 16 years and through that service has developed extensive knowledge of our business and the contract office furniture industry.

        Sidney Lapidus has been a director of Knoll, Inc. since February 1996. Mr. Lapidus is a Retired Partner of Warburg Pincus LLC, a private equity firm, where he was employed from 1967 to 2007. Mr. Lapidus is a director of Lennar Corporation, The Neiman Marcus Group, Inc., as well as a number of non-profit organizations.

        Mr. Lapidus spent over 40 years with Warburg Pincus, working principally in the private equity field. During those 40 years, Mr. Lapidus developed extensive business, finance and management skills, which he brings to the board's deliberations. Mr. Lapidus also brings to the board his experience in overseeing the management of diverse organizations, having served as a board member on many public and private boards, including a number of charitable and non-profit organizations. Mr. Lapidus' involvement in a variety of businesses has given him a broad understanding of the operational, financial and strategic issues facing public and private companies. He has served on our board of directors for 16 years, and through that service has developed extensive knowledge of our business and the contract office furniture industry.

        John F. Maypole has served as a director of Knoll, Inc. since December 2004. Mr. Maypole has, for over 20 years, served as an independent director of, or consultant to, various corporations and providers of financial services. Mr. Maypole is a director of the National Captioning Institute, Inc. Mr. Maypole previously served as a director of Church and Dwight Co., Inc. and the MassMutual Financial Group.

        Mr. Maypole brings substantial accounting, finance, and management experience to the board. Mr. Maypole previously served as a chief financial officer, chief operating officer, chief executive officer, chairman of the board and independent consultant to numerous industrial and financial services companies and has significant experience with operational and financial matters, including financial reporting. Mr. Maypole has served on a number of private and public boards and his experiences have resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies. Mr. Maypole's perspectives on executive management, leadership and financial management are important to the board's deliberations.

        Stephen F. Fisher has served as a director since December 2005. Mr. Fisher is the Executive Vice President and Chief Financial Officer of Entercom Communications Corp., a radio broadcasting company, a position he has held since November 1998. Mr. Fisher also is a director of iBiquity Digital Corporation.

        Mr. Fisher has held numerous financial management and operational positions. He has served as executive vice president and chief financial officer for a public company for over 14 years. Mr. Fisher has also worked in the private equity field, making investments in companies and managing those portfolio companies. He brings significant financial and operational management, as well as financial reporting, experience to the board.

        Sarah E. Nash has served as a director of Knoll, Inc. since September 2006. In August 2005, Ms. Nash retired as a Vice Chairman of J.P. Morgan Chase & Co.'s Investment Bank where she was responsible for the firm's client relationships. Prior to these responsibilities, she was the Regional Executive and Co-Head of Investment Banking for North America at J.P. Morgan Co. Ms. Nash serves on the Board of Directors of Merrimack Pharmaceuticals, Inc. and Blackbaud Inc. She is a Trustee for Washington & Lee University, New York-Presbyterian Hospital, The New York Historical Society and

The New York Restoration Project. Ms. Nash is also on the Business Leadership Council of CUNY. Ms. Nash previously served as a director of Pathmark Stores, Inc. and AbitibiBowater Inc.

        Ms. Nash has significant finance and investment banking experience, and brings that experience and her perspectives on management and finance to the Knoll board. She had a long, successful career in investment banking, retiring as Vice Chairman of J.P. Morgan Chase & Co.'s Investment Bank. Ms. Nash has served on a number of private and public boards, which has resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies. She brings these experiences and understandings to the Knoll board.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines that provide the framework for the governance of the company. Our Corporate Governance Guidelines are available on our website at www.knoll.com and will also be made available to stockholders without charge upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. The information contained on our website is not included as part of, or incorporated by reference into, this proxy statement.

Code of Ethics

        Our board of directors has adopted a Code of Ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial and accounting officers. The Code of Ethics is publicly available on our website at www.knoll.com and will also be made available without charge to any person upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041. We intend to disclose amendments to, or waivers from, provisions of the code of ethics that apply to any director or principal executive, financial or accounting officers on our website at www.knoll.com, in lieu of disclosing such matters in Current Reports on Form 8-K.

Director Independence

        In accordance with our Corporate Governance Guidelines, our board of directors has reviewed the qualifications of each of its members and, on February 6, 2013, affirmatively determined that Messrs. Maypole, Fisher, Harris, and Lapidus and Ms. Bradley and Ms. Nash, a majority of the members of our board of directors, are independent. The independence standards of the New York Stock Exchange are composed of objective standards and subjective standards. Under the objective standards, a director will generally not be deemed independent if he or she receives compensation (other than as a director) in excess of certain thresholds or if certain described relationships exist. Under the subjective standards, a director will not be independent if the board of directors determines that the director has a material relationship with us. In addition to our board of directors determining these directors meet the objective standards under the listing standards of the New York Stock Exchange, our board of directors has determined that none of these individuals has a material relationship with the company (directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) other than as a director. In making this determination, the board of directors considered the fact that some of the directors serve on boards of companies, or are (or recently were) associated with companies or entities, to which we sold products, or from which we purchased products or services during the year. Given the size and nature of these transactions, we concluded that they would not interfere with the exercise of independent judgment by these board members. The board of directors relied on both information provided by the directors and information developed internally by the company in evaluating these facts.

Cranbrook Educational Community

        In connection with its director independence determination, the board of directors reviewed our relationship with the Cranbrook Educational Community. In 2007, we pledged to make charitable contributions to the Cranbrook Educational Community totaling $1,000,000 over a period of seven years, partially in recognition of the fact that our founder, Florence Knoll, attended Cranbrook in the 1930s. In February 2008, $50,000 of this $1,000,000 was set aside to establish the Kass Bradley Scholarship in Design for the Cranbrook Academy of Art in honor of our retired President and CEO, Knoll North America, Kathleen G. Bradley. Jeffrey A. Harris, a member of our board of directors, is a member of the Board of Trustees of the Cranbrook Educational Community. In connection with our annual independence review, our board of directors reviewed these relationships and determined that they were not material to the company and that they do not affect the independence of Mr. Harris.

Board Leadership Structure

        We currently have a separate chief executive officer, chairman of the board, and lead independent director. Although we do not have a formal policy on whether the same person should (or should not) serve as both the chief executive officer and chairman of the board, we generally believe that different people should hold the positions of chairman of the board and chief executive officer and, when the chairman of the board is an employee of the company or otherwise not independent, we believe it is important to have a separate lead independent director in order to facilitate the board's oversight of management.

        Mr. Staniar has served as our chairman since 1993, and served as our chief executive officer from 1993 until 1997. In serving as chairman, Mr. Staniar serves as a significant resource for our chief executive officer, Mr. Cogan, other members of management and the board of directors. We believe that the depth of leadership and the significant experience provided by Messrs. Cogan and Staniar in their respective roles as chairman and chief executive officer has benefited Knoll significantly.

        Mr. Staniar spends a significant amount of his time involved with day-to-day activities at the company, primarily working with customers and potential customers, but also assisting us with other senior management activities. As a result of this involvement (and the monetary payment he receives for his services), Mr. Staniar is not considered "independent" under applicable New York Stock Exchange listing standards. Accordingly, we also have a lead director who is "independent".

        Mr. Harris serves as our lead independent director. In that role, he presides over the board's executive sessions and serves as the principal liaison between management and the independent directors of our board. Mr. Harris has served as a Knoll director since 1996.

        We believe the combination of Mr. Staniar as our chairman and Mr. Harris as our lead director has been an effective structure for Knoll. The division of duties and the additional avenues of communication between the board and our management associated with having Mr. Staniar serve as chairman and Mr. Harris as lead director provides the basis for the proper functioning of our board and its oversight of management.

Oversight of Risk Management by our Board of Directors

        Our board of directors has overall responsibility for risk oversight. This role is primarily fulfilled by our audit committee. Our audit committee periodically discusses and evaluates company risk with our management, including our chief executive officer, chief financial officer and our chief legal officer. Our audit committee also periodically discusses and evaluates risk with our independent auditors and members of our internal audit group. The audit committee reports back to our full board with respect to those activities. In addition, as described in the section entitled "Compensation Risk" on page 41 below, our compensation committee specifically evaluates risks associated with our compensation programs. The board's role in risk oversight has not had any effect on the board's leadership structure.

Board Diversity

        Diversity is one of the factors considered by our nominating and corporate governance committee in the director nomination process. The overriding principle guiding our director nomination process is a desire to ensure that our board as a whole collectively serves the interests of our stockholders. We believe that having diverse skills, experiences and perspectives represented on the board provides the most value to the company and its stockholders. We also believe that an appropriate level of collegiality and chemistry among board members is extremely important to a well functioning board.

        Among the factors considered when we evaluate the skills, experiences and perspectives are the following:

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  Financial and accounting acumen;

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  Educational background;

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  Knowledge of our industry;

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  Personal and professional integrity;

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  Business or management experience;

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  Crisis management experience; and

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  Leadership and strategic planning experience.

        We also consider diversity with respect to race and gender in evaluating whether the board as a whole has the right mix of perspectives to properly serve the company and its stockholders.

        All of the factors set forth above are considered by the nominating and corporate governance committee as it evaluates the directors that are nominated to serve on our board. It is not our desire to make sure every skill, type of experience and perspective is represented on the board, but we instead focus on making sure there is an appropriate mix of skills, experiences and perspectives, which we believe leads to more thoughtful and open board discussions and deliberations. Our nominating and corporate governance committee monitors its consideration of diversity as part of the annual self-evaluation process.

Board Meetings and Committees

        During the year ended December 31, 2012, there were four meetings of our board of directors. During 2012, all of our directors attended each meeting of the board and at least 75% of all meetings of a committee of the board on which he or she served. Currently, we do not have a formal policy regarding director attendance at our Annual Meetings of Stockholders. However, it is expected that, absent compelling circumstances, our directors will be in attendance at our 2013 Annual Meeting of Stockholders. All of our directors attended our 2012 Annual Meeting of Stockholders.

        In accordance with our Corporate Governance Guidelines, our non-management directors meet periodically without any management directors or employees present. As required by the New York Stock Exchange Listing requirements and in accordance with our Corporate Governance Guidelines, our independent directors also meet exclusively in an executive session at least once a year. Mr. Harris presides over meetings of the non-management directors and independent directors.

        Our board of directors maintains an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates pursuant to a written charter, which are publicly available on our website at www.knoll.com and will also be made available to stockholders without charge, upon request in writing to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

        Audit Committee.    Our audit committee met nine times during 2012. This committee currently has four members, Messrs. Fisher and Maypole and Ms. Nash and Ms. Bradley. Our board of directors has determined that Mr. Maypole, the Chairman of the audit committee, is an "audit committee financial expert," as the SEC has defined that term in Item 407 of Regulation S-K. The composition of our audit committee meets the currently applicable independence requirements of the New York Stock Exchange and SEC rules and regulations. Our audit committee (i) assists our board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. The audit committee reviews and evaluates, at least annually, its performance and the performance of its members, including compliance with its charter. Please see the report of the audit committee set forth elsewhere in this proxy statement.

        Compensation Committee.    Our compensation committee met six times during 2012. This committee currently has three members, Messrs. Harris and Lapidus and Ms. Nash. Mr. Harris serves as Chairman of the committee. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. Our chief executive officer generally makes recommendations to the compensation committee regarding executive compensation matters. Our board of directors has designated our compensation committee to serve as the administrative committee under our stock incentive plans. In that role, our compensation committee determines which individuals receive awards under our stock incentive plans, the types of such awards, the terms and conditions of such awards and, subject to our stock option grant policy, the time at which such awards are granted. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

        Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee met one time during 2012. This committee currently has three members, Messrs. Harris, Maypole and Fisher. Mr. Fisher currently serves as Chairman of our nominating and corporate governance committee. The nominating and corporate governance committee oversees and assists our board of directors in identifying, reviewing and recommending nominees for election as directors; evaluates our board of directors and our management; develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our board of directors on corporate governance and related matters. The nominating and corporate governance committee reviews and evaluates, at least annually, its performance and the performance of its members, including compliance with its charter. The nominating and corporate governance committee also facilitates the board's overall self-assessment.

        The nominating and corporate governance committee may consider director candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, past service on the board of directors, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors and concern for the long-term interests of the stockholders.

        In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2014 Annual Meeting of Stockholders, it must follow the procedures described in "Stockholder Proposals and Nominations for Director" set forth elsewhere in this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the nominating and corporate governance committee by mail to Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041.

Compensation Committee Interlocks and Insider Participation

        No person who served as a member of our compensation committee during fiscal year 2012 was a current or former officer or employee of ours or engaged in transactions with us required to be disclosed by SEC regulations during fiscal year 2012. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Communications with Directors

        In accordance with our Corporate Governance Guidelines, interested persons may send communications to the board, to any committee of the board or to any individual members of the board (including non-management directors) by sending a letter to the following address: Knoll, Inc., c/o Corporate Secretary, 1235 Water Street, East Greenville, Pennsylvania 18041. In addition, our board of directors has adopted "Whistleblower Procedures" setting forth procedures to enable the receipt and investigation of accounting, legal or retaliatory claims. The Whistleblower Procedures are publicly available in the Corporate Governance portion of our website at www.knoll.com.

Compensation of Directors

        Our Corporate Governance Guidelines provide that the form and amount of compensation provided to our directors shall be determined by the board of directors with the assistance of the compensation committee. The board of directors and compensation committee periodically review our director compensation programs to ensure that they remain competitive. In making this review, the board of directors and compensation committee considers our size, industry characteristics, location, the practices at comparable companies in the same region, and such other factors as the board of directors or compensation committee deems relevant. Effective October 1, 2007, our board of directors adopted the Knoll, Inc. Non-Employee Director Compensation Plan, which was most recently amended effective January 1, 2012. Under this Plan, our compensation package for non-employee directors currently consists of:

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  an annual fee of $50,000, payable in quarterly installments of $12,500;

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  a $10,000 annual fee for chair of the audit committee, payable in quarterly installments of $2,500;

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  an annual grant of restricted shares on the third trading day after the public release of annual financial results with a fair market value of $60,000 at the time of the grant; and

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  reimbursement for expenses incurred in the performance of their duties as directors.

        All or a portion of annual fees may, at the election of the non-employee director, be paid in the form of shares of our common stock. The number of shares issuable pursuant to such an election is equal to the value of the fee forgone divided by the fair market value of the common stock on the payment date.

        The table below sets forth information concerning the compensation we paid to our non-employee directors and our chairman during 2012 for service on our board of directors. All of the directors listed below served for the entire year.

Director Compensation Table—2012

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)	Stock Awards $(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
Burton B. Staniar(2)	115,000		—	—		26,904	—	141,904
Kathleen G. Bradley(3)	50,000		—	60,000	(4)	16,008	—	126,008
Jeffrey A. Harris	50,000		—	60,000	(4)	—	—	110,000
Sidney Lapidus	50,000	(5)	—	60,000	(4)	—	—	110,000
John F. Maypole	60,000	(6)	—	60,000	(4)	—	—	120,000
Stephen F. Fisher	50,000		—	60,000	(4)	—	—	110,000
Sarah E. Nash	50,000		—	60,000	(4)	—	—	110,000

(1)
Amounts shown do not reflect the compensation actually received by the director. Instead, amounts shown in this column represent the aggregate grant date fair value determined for financial accounting purposes. The aggregate grant date fair values of these awards were determined in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Notes 2 and 17 to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013. The restricted stock awards to which the amounts in these columns relate are described in the footnotes below.

(2)
Mr. Staniar serves as our chairman pursuant to an amended and restated employment agreement dated January 1, 2006 (amended as of May 4, 2009) under which Mr. Staniar receives compensation as an employee of Knoll. In accordance with his employment agreement, Mr. Staniar receives an annual salary of $115,000. The present value of Mr. Staniar's pension benefit under the Knoll Pension Plan also increased by $26,904 during 2012. Mr. Staniar does not receive any additional compensation for his service on our board of directors.

(3)
Ms. Bradley began receiving payments under the Knoll, Inc. Non-Employee Director Compensation Plan following her retirement on May 23, 2008. The present value of Ms. Bradley's pension benefit under the Knoll Pension Plan, which she participates in as a result of her prior service as a Knoll employee, increased by $16,008 during 2012; however, this occurred solely as a result of a change in the underlying plan assumptions and not on account of Ms. Bradley's service as a director. Ms. Bradley also received $19,631 in payments from the Knoll Pension Plan during 2012 based on her prior service as a Knoll employee.

(4)
On February 10, 2012, pursuant to the terms of the Knoll, Inc. Non-Employee Director Compensation Plan, each of our non-employee directors received a grant of 3,755 shares of restricted stock, with a fair market value of $60,000 at the time of grant. These shares vest equally in one-third increments on the first, second and third anniversary of the date of grant, subject to earlier pro rata vesting upon the occurrence of certain events. The grant date fair value of each of these restricted stock awards under Topic 718 was $60,000. As of December 31, 2012, all of these shares were unvested.

(5)
Pursuant to our Non-Employee Director Compensation Plan, Mr. Lapidus elected to receive all of his cash fees in the form of shares of our common stock. Based on the closing stock price at the time of payment, Mr. Lapidus received a total of 3,391 shares of our common stock which were earned as follows: 751 shares on March 30, 2012 (based on a closing price of $16.64), 931 shares on June 29, 2012 (based on a closing price of $13.42), 896 shares on September 28, 2012 (based on a closing price of $13.95) and 813 shares on December 31, 2012 (based on a closing price of $15.36).

(6)
Mr. Maypole received $50,000 as annual compensation for serving on our board of directors and $10,000 for serving as chairman of our audit committee.

        The following table sets forth the aggregate number of unvested restricted stock awards and the aggregate number of stock option awards outstanding as of December 31, 2012:

Name	Aggregate Number of Outstanding Restricted Stock Awards	Aggregate Number of Outstanding Option Awards
Kathleen G. Bradley	6,726	—
Jeffrey A. Harris	6,726	25,000
Sidney Lapidus	6,726	25,000
John F. Maypole	6,726	25,000
Stephen F. Fisher	6,726	25,000
Sarah E. Nash	6,726	25,000

EXECUTIVE OFFICERS

        Set forth below are the names of our executive officers, who are not also directors, their ages as of February 28, 2013, their offices within the company, their principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Lynn M. Utter	50	President and Chief Operating Officer, Knoll Office
Benjamin A. Pardo	51	Executive Vice President—Director of Design
Barry L. McCabe	66	Executive Vice President and Chief Financial Officer
Michael A. Pollner	40	Vice President, General Counsel and Secretary
David L. Schutte	48	Senior Vice President and Chief Marketing Officer
John C. Finken	53	Senior Vice President—Sales and Distribution
Jeffrey R. Blom	57	Senior Vice President—North America Supply Chain

        Lynn M. Utter has served as our President and Chief Operating Officer, Knoll Office, since February 2, 2012. Prior to that, Ms. Utter served as our President and Chief Operating Officer, Knoll North America, since March 3, 2008. Prior to joining us, Ms. Utter served from 2003 to 2008 as the Chief Strategy Officer at Coors Brewing Company, a business unit of Molson Coors Brewing Company. Prior to that, Ms. Utter held the title of Group Vice President, Operations, and various other operational titles during her tenure with Coors, which began in 1997. Prior to her employment by Coors, Ms. Utter was employed as the Vice President, Sales of Frito-Lay Company. Ms. Utter also is currently a Director of WESCO International, Inc.

        Benjamin A. Pardo has served as our Executive Vice President—Director of Design, since June 9, 2011. Prior to that, Mr. Pardo served as our Senior Vice President—Director of Design since September 2005. Prior to joining us, Mr. Pardo was President of Unifor, Inc., where he had been employed since 1988.

        Barry L. McCabe has served as our Executive Vice President since January 1, 2008 after serving as our Senior Vice President and Chief Financial Officer since May 2002. Mr. McCabe served as our Senior Vice President, Treasurer and Controller from January 2000 until May 2002 and served as our Vice President, Treasurer and Controller from January 1995 until January 2000. Prior to joining us in August 1990, Mr. McCabe worked with a number of Westinghouse business units during his 16-year career at Westinghouse.

        Michael A. Pollner became our Vice President, General Counsel and Secretary on March 1, 2007, after serving as our Assistant General Counsel since September 1, 2005. Prior to joining us, Mr. Pollner was a lawyer with the Philadelphia-based law firm, Blank Rome LLP, which he joined in February 2004. From September 1999 to February 2004, Mr. Pollner was a member of the business law department at Cohen & Grigsby, P.C. in Pittsburgh, Pennsylvania.

        David L. Schutte became our Senior Vice President and Chief Marketing Officer on January 1, 2007. Mr. Schutte began his career with us in 1990 and served until 1995 in several roles including Director of Marketing for KnollStudio® and KnollExtra®. Subsequently, Mr. Schutte held several senior positions in the contract office furniture industry including Vice President of Marketing for Maharam and Vice President of A&D Sales for Herman Miller. Mr. Schutte rejoined us in May 2004 as Vice President and General Manager of KnollTextiles®, a position he held until January 1, 2007.

        John C. Finken became our Senior Vice President—Sales and Distribution on March 1, 2011. Mr. Finken joined us in 1989 after holding sales positions with AT&T and Herman Miller. Mr. Finken previously held the position of Sales Vice President, Western Division from October 2009 to February 2011 and Regional Manager for our Boston region from August 1996 until October 2009. Effective March 26, 2013, Mr. Finken ceased to be an executive officer under the SEC's rules and regulations and assumed the title of Senior Vice President—Distribution and Channel Sales.

        Jeffrey R. Blom became our Senior Vice President—North America Supply Chain on January 31, 2011. Prior to joining us, Mr. Blom held the title of Vice President, Global Integration with Johnson and Johnson from 2007 to 2010. Prior to that, Mr. Blom held the titles of Vice President, Supply Chain, Vice President, Operations and Plant Manager during his tenure at Johnson and Johnson, which began in 2000.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis addresses the compensation paid or awarded to our five executive officers listed in the Summary Compensation Table below. These executive officers are referred to in this proxy statement as our "named executive officers". Our compensation policies discussed below generally apply equally to all of our executive officers, but for purposes of this compensation discussion and analysis references to "executive officers" or "officers" refer to our named executive officers, unless the context indicates otherwise.

Overview

        Our executive compensation programs are generally designed to attract and retain superior talent, motivate our executive officers to achieve desired company and individual performance, and to align the interests of our executive officers with the long-term interests of our stockholders. We believe that motivating and rewarding exceptional performance is the overriding principle of our executive compensation programs.

        Like most of the industry, our sales declined in 2012 when compared with the prior year. According to our industry trade association, the Business and Institutional Furniture Manufacturers Association, or BIFMA, 2012 sales and orders for the contract furniture industry contracted 1.1% and 1.7%, respectively, when compared with 2011. Our sales declined by 3.8% when compared with prior year, primarily as a result of decreased purchases from the federal government and financial services clients, as well as the continued economic weakness in Europe. Despite the decrease in year-over-year sales, we were able to generate operating profits of $87.9 million, compared to $97.1 million in 2011, exceeding our 2012 financial plan of $70 million.

        During the year we also completed the acquisition of Richard Schultz Design, Inc., used free cash to pay $20.5 million in dividends to our shareholders and reduced our debt by $19 million. We also successfully negotiated a new $450 million revolving credit facility that should provide us with sufficient financial flexibility in the coming years.

        As a result of our operating performance, our executive officers received anywhere from 85% to 118% of their targeted bonus payments under our annual non-equity incentive bonus plan for 2012. Additionally, our Compensation Committee elected not to change 2013 base salaries or annual non-equity incentive targets for our executive officers given the uncertain economic environment and the overall industry outlook going into 2013.

Elements of Executive Compensation Program

        Our executive compensation programs are generally designed to:

  •
  provide competitive compensation packages that will attract and retain superior talent;

  •
  motivate our executive officers to achieve desired company and individual performance and to appropriately reward that performance; and

  •
  align the interests of our executive officers with the long-term interests of our stockholders, primarily through equity awards.

        Our executive compensation programs are comprised of: (i) base salary; (ii) annual non-equity incentive bonuses, which are discretionary, but based primarily on the achievement of company objectives and performance; and (iii) long-term incentive compensation in the form of periodic equity awards.

        The following table sets forth the primary objectives addressed by each component of our executive compensation programs.

Type of Compensation	Objectives Addressed
Base Salary	Competitive Compensation
Annual Non-Equity Incentive Bonus	Competitive Compensation; Motivation; Reward
Long-Term Incentive Compensation (Stock Options and Restricted Shares)	Retention; Reward; Motivation; Alignment of Interests with Stockholders

        Our named executive officers are also provided severance and change-in-control protections, which can be triggered in a number of scenarios, and also may participate in our standard pension and retirement plans on the same basis as our associates generally. Our named executive officers are not generally provided with any material perquisites.

Process

        Our compensation committee generally meets at least three times a year formally and on more occasions as needed. Members of our compensation committee also discuss compensation matters with our chief executive officer and among themselves informally throughout the year in an effort to both (i) monitor the appropriateness of our executive compensation packages on an on-going basis and (ii) prepare for the formal compensation committee meetings and the definitive compensation decisions that are made at those meetings.

        At formal compensation committee meetings, our chief executive officer presents the compensation committee with his recommendations regarding compensation for the named executive officers, including recommendations as to (i) base salaries and non-equity incentive award targets for the upcoming year and (ii) the actual payouts under the annual non-equity incentive awards granted to the named executive officers for the previous year.

        In connection with these recommendations, the compensation committee is provided with information on the executive officers' existing compensation arrangements, equity awards and compensation history, if requested. The committee is also provided (and considers) our actual financial performance during the previous year, both in relation to the performance targets set in the previous year and in relation to the industry as a whole. Other factors, including the executive officer's individual performance and any extraordinary efforts or hurdles faced by the executive officer in the previous year, may also be considered.

        We do not establish compensation levels based on formal benchmarking to competitors. The compensation committee and the full board of directors periodically reviews the compensation and other performance information of our primary publicly held competitors, including Herman Miller, Inc., Steelcase, Inc. and HNI Corporation. This information is used only as an informal reference and it does not provide any basis, justification or framework for our compensation decisions. Instead, the information is considered periodically by the compensation committee in the context of a broad "market check" of the compensation decisions that have been made based on the other factors described in this section.

        After reviewing the chief executive officer's recommendations and the other relevant information, the compensation committee determines the compensation packages for each of the named executive officers other than our chief executive officer. In accordance with our compensation committee charter, the compensation committee makes a recommendation to our full board of directors with respect to the cash compensation arrangements for our chief executive officer. Our board of directors then evaluates those recommendations and any other information it deems appropriate and determines the applicable cash compensation levels for our chief executive officer.

        Our chief executive officer may also periodically recommend to the compensation committee that certain executive officers receive equity grants (typically restricted stock or stock options). We do not have a policy of standard or periodic equity grants to executive officers. These grants are typically based on the executive officers' then-outstanding equity and the responsibilities that such executive officer has managed in the past or is expected to manage in the future, and any other factors deemed relevant by the compensation committee.

Base Salary

        The compensation committee reviews base salary levels for executive officers on an annual basis. Currently, our only named executive officers with formal written employment agreements are our Chief Executive Officer, Mr. Cogan, and our President and Chief Operating Officer, Knoll Office, Ms. Utter. In determining salaries, we take into consideration individual experience and past performance of the executive officer.

        We attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer. The annual base salary provides a base level of compensation for services rendered during the year and is intended to reward the executive officer for the day-to-day complexities and difficulties of his/her job. We believe this provides the executive with a fair level of compensation, but also enables our annual discretionary non-equity incentive bonuses and equity grants to have a significant motivating impact on the executive officers.

Annual Non-Equity Incentive Bonuses

        We award non-equity incentive bonuses on an annual basis. Our annual incentive bonuses are primarily intended to motivate our executive officers to exceed our performance objectives for the year. Typically, our incentive compensation program is almost entirely focused on operating profits (based on our financial plan for the year and adjusted as necessary to account for one-time and non-recurring items, such as restructuring charges, that are not indicative of operating performance). In addition, our awards sometimes include supplemental goals which may be considered by the compensation committee, in its discretion. These additional goals are merely supplemental measures designed to provide the named executive officers with guidance regarding our expectations for performance. With our adoption of segment reporting, our compensation committee also may, in its discretion, consider the operating performance of our individual business segments; namely, Office, Studio and Coverings, or establish supplemental measures relating to segment performance to the extent there is a relationship between the specific named executive officer's duties and the performance of a particular business segment. We do not use specific quantitative formulas in calculating any of our incentive payments.

        The target payouts on our annual non-equity incentive bonuses are generally between 100% to 125% of the executive officer's base salary and, therefore, provide an opportunity for the executive officer to significantly increase his/her annual cash compensation by delivering strong performance and assisting the company in meeting its financial targets. We believe this potential increase in annual cash compensation keeps our executive officers highly motivated and, when performance targets are met and exceeded, appropriately rewarded for their hard work and exceptional performance in what are very demanding jobs.

        The compensation committee determines the amount of each executive's actual non-equity incentive payment principally based on our ability to meet the company's financial targets. When appropriate in the discretion of the compensation committee, an assessment of the officer's progress toward achieving supplemental goals or an evaluation of specific business segment performance may be conducted. As explained above, in accordance with our compensation committee charter, the compensation committee makes a recommendation to the board of directors with respect to the annual incentive payments for the chief executive officer, and the board of directors makes the final determination of such amounts. These annual payments are disclosed in the "non-equity incentive plan compensation" column of the Summary Compensation Table below.

        The compensation committee has significant flexibility to increase or decrease the amounts paid under the non-equity incentive awards, regardless of whether the targets are achieved. Rather than relying on rigid formulas and calculations, we use our judgment and discretion to determine payouts that we believe are appropriate under the circumstances. The decision to increase or decrease an actual payout under the award is generally based on a variety of factors we deem appropriate, including, without limitation, our overall performance for the year, the individual executive's performance, the business environment existing during the year and any extraordinary obstacles that may have arisen during the course of the year. Our officers can be significantly rewarded when the company and individual performance measures are exceeded. Conversely, our officers generally receive significantly smaller cash payouts when our company and/or individual performance measures are not met.

        By structuring these annual incentive bonuses in a way that permits us to exercise discretion and to consider individual performance metrics related specifically to the role of the executive officer, as well as overall company performance (typically operating profit), we enable our executive officers to have a more direct impact on the ultimate payout under their individual annual incentive bonuses. Although their individual performance impacts the overall company performance metric, the satisfaction of that company metric is dependent on the performance of many other parts of the company and can also be impacted by general economic factors outside of anyone's control. In the event overall company performance falls short of the desired target in any given year, we can adjust the payout downward under the award for some executive officers, and at the same time reward other executive officers who met or exceeded their individual performance targets or otherwise performed in a manner that deserved additional recognition, as we determine to be equitable.

        The financial targets used in our annual non-equity incentive compensation programs generally relate to our annual financial plan that is submitted to and approved by our board of directors in December of the prior year. Accordingly, these awards are intended to motivate and drive our officers to achieve (and exceed) those financial plan targets. While supplemental goals may be included, our annual operating profits performance is generally central to our compensation decisions.

Long-term Incentive Compensation—Equity Grants

        We believe that our executive officers should have significant equity interests, and have designed our compensation programs accordingly. Long-term incentive compensation, in the form of restricted shares and stock options, is a key component of our executive compensation program and serves a retention, motivation and reward function. Equity awards also align the interests of our executive officers with those of our stockholders and reward our executive officers by allowing them to share in any appreciation in the value of our common stock. They are designed to reward a longer performance horizon than our annual non-equity incentive bonuses, typically three to five years, which also serves to mitigate the risk that an executive officer would overly focus on short-term goals to the detriment of the company's long-term success.

        Stock Options and Stock Option Grant Policy.    In 2007, we adopted a stock option grant policy. The stock option grant policy provides that all stock option grants will be approved at a meeting (including telephonic meetings) and not by written consent. Under this policy, stock options will only be granted on a quarterly basis and the effective date of each grant will be the third trading day after our next public announcement of quarterly or annual financial results following the date the compensation committee meets to consider (and approve) such grants. The exercise price of stock options will be the closing price of our common stock on the New York Stock Exchange as of the effective date of each grant. Restricted stock awards are not expressly covered by the terms of the stock option grant policy, but we generally intend to treat the grant of restricted stock awards in a similar manner.

        Our stock option grants typically vest over a four or five year period following the date of grant, but vesting is accelerated upon a change-in-control of the company. Outstanding stock options are generally forfeited when an officer ceases to be employed by the company. However, depending on the reasons for the separation of employment (i.e., death, disability, or cause), our option grants have historically permitted grantees to hold options that were vested at the time of the separation for up to one year. Unvested stock options are forfeited immediately upon separation of employment.

        Restricted Shares—Time and Performance Features.    We periodically grant time and performance vested restricted shares to our executive officers and other key employees. These restricted share grants have historically been structured to vest at the earlier of our achievement of certain performance targets or on a specified anniversary date, generally between the third and fifth anniversary of the date of grant, at which point the restrictions on the shares lapse and the vested shares may be voted and disposed of by the grantees. The vesting of the restricted shares can also accelerate (on a pro rata basis) upon a change-in-control of the company and upon termination without cause. Unvested restricted shares are forfeited if the grantee voluntarily leaves the company prior to the vesting or is terminated for "cause" (as defined in the applicable restricted share agreement or stock incentive plan). Dividends that accrue on our common stock during the vesting period of any restricted shares are accrued and paid out to the grantee when the restricted shares vests.

        Restricted Share Awards—Time Vesting.    In addition to our time and performance vested restricted shares discussed above, we have granted time-vested restricted shares to our named executive officers and other key employees. These awards typically vest over a three to five year period following grant. Although these awards differ from the time and performance vested restricted shares as they do not have an accelerated vesting feature conditioned on the achievement of operating profit targets, they do, however, provide for pro rata accelerated vesting upon a change-in-control or termination without cause. These grants are primarily designed to ensure the services of our senior leadership team over at least the next few years.

        Retention Feature.    When an executive officer leaves the company, stock options and unvested restricted share awards are generally forfeited. The amount of equity provided to an executive officer is typically evaluated with a view to making sure that the equity (whether restricted shares, stock options, or both) has significant enough value that the forfeiture of the equity upon voluntarily leaving the company significantly discourages our executive officers from seeking other employment opportunities and from entertaining other employment opportunities that may otherwise arise.

        We believe restricted shares are particularly effective retention tools because they can maintain value in spite of fluctuations in our stock price. Stock options have an exercise price that, based on fluctuations in our stock price, can exceed the market price of our stock, causing the stock options to be of little or no value. Restricted shares have no exercise price feature and therefore tend to better maintain value in response to fluctuations in our stock price.

        Motivation and Reward Feature.    In addition to the retention aspect of stock options and restricted stock, we also believe stock option and restricted share awards serve a motivation and reward function. The higher our stock price at vesting, the more valuable these equity awards become to the grantee. Over the vesting period, grantees can increase the value of these equity awards (and, therefore, their overall compensation) to the extent their individual performance can positively impact the company's overall performance and result in an increase in our stock price. We, therefore, believe these equity awards motivate the grantees to accomplish desired performance and, to the extent our stock price responds to our overall performance, these restricted shares can result in significant value to our officers, rewarding them for their hard work and exceptional performance.

        We do not apply a formula for determining the specific equity award levels for our executive officers. Rather, the determination is a result of the compensation committee's discretion and judgment as to what is appropriate in light of all of the circumstances, including our strategic and operational objectives, our stock price, the responsibilities of the executive officers, the amounts of the executive officers' then-outstanding equity awards and any other factors that the compensation committee determines are relevant. In exercising its discretion, the compensation committee relies on the individual experiences and perspectives of its members and dialogue with our chief executive officer in evaluating whether the specific recommended grant levels will have the desired effect.

        Stock Ownership Policy.    In August 2007, we adopted a Stock Ownership Policy that is applicable to our directors and named executive officers. Under the policy, our named executive officers are required to own equity equal to at least four times their base salary and our directors are required to own equity equal to at least four times their annual cash retainer. There is a five year transition period to allow individuals to become compliant with the policy. Please see the policy, which is available on our website at www.knoll.com, for more detailed information on how stock and equity derivatives are valued and other details of the policy. We believe this policy helps further our desire to have our named executive officers' interests aligned with the interests of our stockholders.

Pension and Retirement Benefits

        Each of our named executive officers (other than Mr. Blom, who joined us in January 2011) participates in the Knoll Pension Plan, a noncontributory defined benefit plan, which covers all of our regular full-time or part-time U.S. associates, who are not covered by a collective bargaining agreement. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service. Effective January 1, 2012, we elected to close the Knoll Pension Plan to new participants and to freeze benefit accruals for participants with fewer than seventy "points" (age plus years of service) in order to manage the volatility and risk to the company associated with offering a traditional pension plan. Associates with greater than seventy points were permitted to either: (a) remain in the Knoll Pension Plan, or (b) elect to receive matching and profit-sharing contributions under the Knoll Retirement Savings Plan, our existing 401(k) Plan. Messrs. Cogan and McCabe are fully vested under the Knoll Pension Plan and have elected to remain in the plan and will continue to accrue additional benefits beyond January 1, 2012. However, as result of this decision, Messrs. Cogan and McCabe are not entitled to company contributions under the Knoll Retirement Savings Plan. Ms. Utter and Mr. Pardo are fully vested in the Knoll Pension Plan, but ceased to accrue additional benefits under the Plan effective January 1, 2012. Mr. Blom does not participate in the Knoll Pension Plan because he joined the Company during 2011 and did not become a plan participant in accordance with the plan's terms prior to January 1, 2012. Effective January 1, 2012, Messrs. Pardo and Blom and Ms. Utter are entitled to company matching contributions of 50% of their voluntary contributions to the Knoll Retirement Savings Plan up to a maximum of 6% of compensation (for a maximum company match of 3% of compensation), plus profit sharing contributions available to all Knoll associates who are unable to participate in the Knoll Pension Plan.

        Upon the earlier of the 5th anniversary of participation in the Knoll Pension Plan, or the participant turning age 65, participants become entitled to a pension benefit at normal retirement age (65, 66, or 67, depending on the participant's date of birth) of 1.55% of their career compensation, which is defined in the Knoll Pension Plan as the sum of the participant's compensation earned for each calendar year starting with the later of the date of hire or March 1, 1996. Annual compensation under the plan is limited to certain dollar amounts set each year by applicable U.S. law. In addition, the plan provides for a minimum benefit per year of participation of $300.

        Upon retirement, participants in the Knoll Pension Plan may elect to receive benefits as a life annuity, joint and survivor annuity, or life annuity with a period certain. Early retirement is available for participants age 55 or older with at least 5 years of service. Benefit payments for early retirement may be reduced by 1/2 of 1% for each month's payment before normal retirement age depending on the participant's age and years of service at the time of such early retirement.

        The Knoll Pension Plan was originally put into place in 1996 as a way of (i) structuring our compensation programs to be more competitive for all of our associates and (ii) providing our associates (including our named executive officers) with a tax qualified retirement plan that would ensure that our associates had a certain level of additional compensation after retirement.

Severance and Change-in-Control Benefits

        We have a severance pay plan that generally applies to all of our regular full-time or part-time U.S. employees, including our named executive officers, who are not covered by a collective bargaining agreement. In general, the severance pay plan provides for severance payments to eligible employees if their employment is involuntarily severed in connection with a job elimination. The plan is intended to provide employees with compensation when their jobs are eliminated for business or economic reasons (such as in connection with a workforce reduction due to poor sales volume); however, no compensation is payable in the event of a performance-related termination. All of our named executive officers, other than Mr. Cogan and Ms. Utter, are technically covered by the severance pay plan, although it is unlikely that the termination of one of our named executive officers would ever constitute a job elimination within the meaning of the plan. For a more detailed discussion of the severance pay plan, see "Potential Payments Upon Termination or Change-in-Control—Severance Pay Plan".

        We have agreed to provide Mr. Cogan and Ms. Utter with severance benefits upon certain separations of their employment. Mr. Cogan and Ms. Utter are entitled to severance benefits if (i) their respective employment is terminated by us for any reason other than cause or in connection with a disability or death of the executive, (ii) we elect not to renew the employment agreement, or (iii) in the case of Mr. Cogan, the employment agreement is terminated by Mr. Cogan in connection with a material breach of the employment agreement by us. These severance benefits are contained in employment agreements between us and each of Mr. Cogan and Ms. Utter. For more details on these benefits, see "Potential Payments Upon Termination or Change-in-Control—Severance Under Employment Agreements".

        If the severance provisions are triggered under Mr. Cogan's employment agreement, he is entitled to the sum of (i) 200% of his then base salary, plus (ii) the average of the annual bonuses paid to him for the two completed fiscal years that immediately proceeded the fiscal year of the termination. If the severance provisions under Ms. Utter's employment agreement are triggered, Ms. Utter is entitled to the sum of 100% of her then base salary.

        Ms. Utter joined Knoll with the expectation that she would receive primary consideration to succeed Mr. Cogan as chief executive officer. Accordingly, Ms. Utter's employment agreement also provides for a severance equal to 100% of her then base salary if she terminates her employment with the company because Mr. Cogan ceases to be employed as the company's chief executive officer between January 1, 2010 and December 31, 2015 and Ms. Utter is not appointed by the company's board as his replacement.

        The severance benefits provided to Mr. Cogan and Ms. Utter were designed, in part, as an inducement to Mr. Cogan and Ms. Utter to serve as our Chief Executive Officer and President and Chief Operating Officer, Knoll Office, respectively, and as consideration for their willingness to agree to a non-competition arrangement. The severance arrangements were also structured to provide Mr. Cogan and Ms. Utter with a certain measure of job security and protection against termination without cause and termination or loss of employment through no fault of Mr. Cogan or Ms. Utter.

2012 Compensation—Analysis

        In making compensation decisions with respect to payouts under our 2012 non-equity incentive awards, our compensation committee considered the performance of our management team and our overall performance. We generated $87.9 million of operating profits, exceeding our operating profits goal for 2012 of $70 million. However, our sales did decline by 3.8% year-over-year, slightly more than the industry as a whole. Based on this performance, the compensation committee exercised its discretion under the non-equity incentive program to pay out annual non-equity incentive bonuses that were between 85% to 118% of target levels and no individual named executive officer received in excess of 91% of the non-equity incentive award payable for 2011. Given the overall economic uncertainty and the likely increase in our selling, general and administrative expenses for 2013 as we focus on longer term strategic investments and initiatives, we deferred salary increases for our named executive officers and maintained each named executive officer's 2013 non-equity incentive target at 2012 levels.

        In an effort to motivate and retain our executive officers, on February 10, 2012, we granted an aggregate of 187,500 restricted shares to our named executive officers which cliff vest on the third anniversary of the date of grant. The compensation committee believes these grants will ensure we retain our executive officers and further align the interests of our executive officers with those of our stockholders and motivate these executive officers to increase the value of these awards by positively impacting the company's overall performance and stock price.

Chief Executive Officer

        In 2012, Mr. Cogan received a base salary of $800,000 and a non-equity incentive bonus of $900,000, 112% of (or $100,000 more than) his target award for 2012 of $800,000. In exercising its discretion to pay more than the target amount, the compensation committee considered certain quantitative and non-quantitative factors. As described above, we generated $87.9 million of operating profits and exceeded our operating profits goal of $70 million. Our board believes that Mr. Cogan managed the company well during 2012 and appropriately reacted to the significant challenges that arose. Accordingly, our board of directors exercised its discretion in paying Mr. Cogan a non-equity incentive bonus in excess of his target award.

        On February 10, 2012, Mr. Cogan was granted 85,000 restricted shares. These restricted shares cliff vest on the third anniversary of the grant date. As explained above, the compensation committee believes these restricted shares will encourage Mr. Cogan to remain with the company and motivate him to achieve our desired performance goals.

        Consistent with our decision to maintain 2013 salaries and non-equity incentive awards at existing levels, in December 2012, we decided to maintain Mr. Cogan's annual salary at $800,000 and granted him a 2013 non-equity incentive award with a target payment of $800,000.

President and Chief Operating Officer, Knoll Office

        In 2012, Ms. Utter received a base salary of $400,000 and a non-equity incentive bonus of $425,000, 85% of her target award for 2012 of $500,000. In exercising its discretion to pay less than the target amount, the compensation committee primarily considered our overall operating performance in 2012, as well as the performance, in particular, of our Office segment, which failed to achieve its operating profits target of $53.7 million.

        On February 10, 2012, we granted Ms. Utter 42,500 restricted shares. These restricted shares cliff vest on the third anniversary of the grant date. As explained above, the compensation committee believes these restricted shares will encourage Ms. Utter to remain with the company and motivate her to achieve our desired performance goals.

        Consistent with our decision to maintain 2013 salaries and non-equity incentive awards at existing levels, in December 2012, we decided to maintain Ms. Utter's annual salary at $400,000 and granted her a 2013 non-equity incentive award with a target payment of $500,000.

Executive Vice President and Chief Financial Officer

        In 2012, Mr. McCabe received a base salary of $295,000 and a non-equity incentive bonus of $295,000, 100% of his target award. In exercising its discretion the target amount, the compensation committee primarily considered our operating performance in 2012 and Mr. McCabe's individual performance in managing our finance department and the other responsibilities associated with his position as chief financial officer, including his ability to manage our balance sheet and his leadership in the negotiation of our new credit facility. We remained in compliance with all of the financial covenants in our credit facility and reduced our overall indebtedness by approximately $19 million from the end of 2011.

        On February 10, 2012, we granted Mr. McCabe 20,000 restricted shares. These restricted shares cliff vest on the third anniversary of the grant date. As explained above, the compensation committee believes these restricted shares will encourage Mr. McCabe to remain with the company and motivate him to achieve our desired performance goals.

        Consistent with our decision to maintain 2013 salaries and non-equity incentive awards at existing levels, in December 2012, we decided to maintain Mr. McCabe's annual salary at $295,000 and granted him a 2013 non-equity incentive award with a target payment of $295,000.

Executive Vice President—Design

        In 2012, Mr. Pardo received a base salary of $265,000 and a non-equity incentive bonus of $295,000, 118% of (or $45,000 more than) his target award of $250,000. In exercising its discretion to pay more than the target amount, the compensation committee primarily considered our operating performance in 2012 and Mr. Pardo's ongoing leadership in several successful new product launches and our pending move to our new flagship showroom in New York.

        On February 10, 2012, we granted Mr. Pardo 20,000 restricted shares. These restricted shares cliff vest on the third anniversary of the grant date. As explained above, the compensation committee believes these restricted shares will encourage Mr. Pardo to remain with the company and motivate him to achieve our desired performance goals.

        Consistent with our decision to maintain 2013 salaries and non-equity incentive awards at existing levels, in December 2012, we decided to maintain Mr. Pardo's annual salary at $265,000 and granted him a 2013 non-equity incentive award with a target payment of $250,000.

Senior Vice President—North America Supply Chain

        In 2012, Mr. Blom received a base salary of $265,000 and a non-equity incentive bonus of $250,000, 94% of his target award of $265,000. In exercising its discretion to pay less than the target amount, the compensation committee primarily considered our overall operating performance in 2012, as well as the performance, in particular, of our Office segment which failed to achieve its operating profit target of $53.7 million. The compensation committee also took into account Mr. Blom's leadership of our supply chain which contributed to the increase in our gross profit as a percentage of sales from 31.9% for 2011 to 33.2% for 2012.

        On February 10, 2012, we granted Mr. Blom 20,000 restricted shares. These restricted shares cliff vest on the third anniversary of the grant date. As explained above, the compensation committee believes these restricted shares will encourage Mr. Blom to remain with the company and motivate him to achieve our desired performance goals.

        Consistent with our decision to maintain 2013 salaries and non-equity incentive awards at existing levels, in December 2012, we decided to maintain Mr. Blom's annual salary at $265,000 and granted him a 2013 non-equity incentive award with a target payment of $265,000.

Operating Profits as a Target

        Although we consider various financial metrics (including revenue growth, gross margins, and earnings per share growth), as well as subjective factors, when making our compensation decisions, we use operating profits as the primary performance metric under our annual non-equity incentive awards and as the trigger target for accelerated vesting under our restricted stock awards. We believe that operating profits is the best financial measurement for evaluating our actual operating performance because it is less subject to non-recurring and non-operating items. When evaluating our performance, we believe items such as our tax rates, asset sales and share buybacks, which impact other financial metrics (like net income or earnings per share), should not be considered. We generally also exclude the impact of one-time or non-recurring items, such as restructuring charges, that are not indicative of operating performance, and therefore we use adjusted operating profits when we evaluate our performance or compare our performance with the performance of our competitors.

2013 Grant of Restricted Shares

        On February 8, 2013, we granted an aggregate of 225,000 time-vesting restricted shares to our named executive officers in the following amounts: Mr. Cogan (100,000 shares), Ms. Utter (50,000 shares), Mr. McCabe (25,000 shares), Mr. Pardo (25,000 shares) and Mr. Blom (25,000 shares). Like our 2012 grants, these restricted shares cliff vest in one tranche on the third anniversary of the date of grant. Unvested restricted shares are automatically forfeited if the grantee voluntarily leaves the company prior to the third anniversary of the date of grant. Given this, the compensation committee believes these grants will have a strong retentive influence on our executive officers and, at the same time, keep them appropriately motivated by providing the possibility of a significant equity-based incentive after the conclusion of the three-year vesting period. As explained above, the compensation committee determined the specific level of each of these awards by applying its discretion and judgment as to what is appropriate in light of all of the circumstances, including our strategic and operational objectives, our stock price, the responsibilities of the executive officers and the amounts of the executive officers' then-outstanding equity awards.

Tax Implications of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the company in any year with respect to the chief executive officer or any other executive officer covered by Section 162(m) unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We have qualified certain compensation paid to executive officers for deductibility under Section 162(m), but we generally pay compensation to our executive officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans. In many circumstances we believe that our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Advisory Vote on Executive Compensation

        At the 2012 Annual Meeting of Stockholders, the stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of stockholder support, we have not made any changes to our executive compensation policies or decisions as a result of the vote. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Accordingly, our board recommends that you vote "FOR" Proposal 4 at the annual meeting. For more information, see "Proposal 4—Advisory Vote on Executive Compensation" in this proxy statement.

Summary Compensation Table

        The following table sets forth information concerning the compensation awarded to or earned during our fiscal years ended December 31, 2012, 2011 and 2010, by our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers whose total compensation (net of any changes in pension values and non-qualified deferred compensation earnings disclosed in the table below) exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)		All Other Compensation ($)		Total ($)
Andrew B. Cogan,	2012	800,000	—	1,358,300	—	900,000	(4)	84,793		—		3,143,093
Chief Executive Officer	2011	800,000	—	4,176,900	—	1,000,000	(5)	69,745		32,924	(6)	6,079,569
	2010	800,000	—	—	—	900,000	(7)	34,566		—		1,734,566
Barry L. McCabe,	2012	295,000	—	319,600	—	295,000	(8)	110,532		—		1,020,132
Executive Vice President and	2011	295,000	—	963,900	—	350,000	(9)	102,565		—		1,711,465
Chief Financial Officer	2010	295,000	—	—	—	325,000	(10)	70,390		—		690,390
Lynn M. Utter,	2012	400,000	—	679,150	—	425,000	(11)	19,704	(12)	11,250	(13)	1,535,104
President and Chief Operating	2011	400,000	—	2,142,000	—	600,000	(14)	30,817		—		3,172,817
Officer, Knoll Office	2010	400,000	—	—	—	550,000	(15)	18,740		—		968,740
Benjamin A. Pardo,	2012	265,000	—	319,600	—	295,000	(16)	31,060	(12)	11,250	(13)	921,910
Executive Vice President—	2011	265,000	—	642,600	—	325,000	(17)	42,948		—		1,275,548
Director of Design	2010	265,000	—	—	—	275,000	(18)	23,197		—		563,197
Jeffrey R. Blom,	2012	265,000	—	319,600	—	250,000	(19)	—		11,250	(13)	845,850
Senior Vice President—	2011	243,946	—	771,120	—	300,000	(20)	—		—		1,315,056
North America Supply Chain

(1)
Amounts shown in this column do not reflect the compensation actually received by the named executive officer. Instead, amounts shown in this column represent the aggregate grant date fair value determined for financial accounting purposes. The aggregate grant date fair values of these awards were determined in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718. The awards for which amounts are shown in this table are the restricted stock awards granted to the named executive officers in February 2012 and February 2011, as further described in the Outstanding Equity Awards at Fiscal Year-End table below. The assumptions used in determining the grant date fair values of these awards are set forth in Notes 2 and 17 to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013.

(2)
For 2012, represents amounts earned under a non-equity incentive award granted to the named executive officer on December 7, 2011 for services rendered in 2012. For 2011, represents amounts earned under a non-equity incentive award granted to the named executive officer on December 1, 2010 (on January 31, 2011 in the case of Mr. Blom) for services rendered in 2011. For 2010, represents amounts earned under a non-equity incentive award granted to the named executed officer on December 1, 2009 for services rendered in 2010.

(3)
Amounts in this column represent increases in actuarial present values of each named executive officer's accumulated benefits under the Knoll Pension Plan. The benefits were calculated as of the Plan's measurement date of December 31 for 2012, 2011 and 2010. For more information on the Knoll Pension Plan, see "Pension Benefits" below.

(4)
The compensation committee recommended, and the board of directors approved, an additional $100,000 in compensation to Mr. Cogan over his target incentive plan compensation of $800,000 based on his performance in 2012. See "Compensation Discussion and Analysis" on page 26 for more details on Mr. Cogan's compensation.

(5)
The compensation committee recommended, and the board of directors approved, an additional $200,000 in compensation to Mr. Cogan over his target incentive plan compensation of $800,000 based on his performance in 2011.

(6)
This amount represents the value of a service award presented to Mr. Cogan by our board of directors commemorating the tenth anniversary of Mr. Cogan's appointment as our Chief Executive Officer.

(7)
The compensation committee recommended, and the board of directors approved, an additional $100,000 in compensation to Mr. Cogan over his target incentive plan compensation of $800,000 for 2010 based on Mr. Cogan's performance during 2010.

(8)
The compensation committee awarded Mr. McCabe 100% of his target incentive plan compensation of $295,000 based on his performance in 2012. See "Compensation Discussion and Analysis" on page 27 for more details on Mr. McCabe's compensation.

(9)
The compensation committee awarded an additional $55,000 in compensation to Mr. McCabe over his target incentive plan compensation of $295,000 based on his performance in 2011.

(10)
The compensation committee awarded an additional $30,000 in compensation to Mr. McCabe over his target incentive plan compensation of $295,000 based on his performance in 2010.

(11)
The compensation committee awarded Ms. Utter 85% of her target incentive plan compensation of $500,000 based on Ms. Utter's performance in 2012. See "Compensation Discussion and Analysis" on page 26 for more details on Ms. Utter's compensation.

(12)
These amounts represent a change in the present value of the named executive officer's pension benefit based solely on a change in plan actuarial assumptions and not on account of additional benefit accruals.

(13)
These amounts represent our matching and profit sharing contributions to the Knoll, Inc. Retirement Savings Plan for certain named executive officers.

(14)
The compensation committee awarded an additional $100,000 in compensation to Ms. Utter over her target incentive plan compensation of $500,000 based on her performance in 2011.

(15)
The compensation committee awarded an additional $50,000 in compensation to Ms. Utter over her target incentive plan compensation of $500,000 based on her performance in 2010.

(16)
The compensation committee awarded an additional an additional $45,000 in compensation to Mr. Pardo over his target incentive plan compensation of $250,000 based on his performance in 2012. See "Compensation Discussion and Analysis" on page 27 for more details on Mr. Pardo's compensation.

(17)
The compensation committee awarded an additional $75,000 in compensation to Mr. Pardo over his target incentive plan compensation of $250,000 based on his performance in 2011.

(18)
The compensation committee awarded an additional $25,000 in compensation to Mr. Pardo over his target incentive plan compensation of $250,000 based on his performance in 2010.

(19)
The compensation committee awarded Mr. Blom 94% of his target incentive plan compensation of $265,000 based on Mr. Blom's performance in 2012. See "Compensation Discussion and Analysis" on page 27 for more details on Mr. Blom's compensation.

(20)
The compensation committee awarded an additional an additional $35,000 in compensation to Mr. Blom over his target incentive plan compensation of $265,000 based on his performance in 2011.

Grants of Plan-Based Awards

        The following table shows all plan-based awards granted to the named executive officers during fiscal year 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Andrew B. Cogan	12/06/12	800,000	(1)	—	—		—	—	—
	02/10/12				85,000	(2)	—	—	1,358,300	(3)
Barry L. McCabe	12/06/12	295,000	(4)	—	—		—	—	—
	02/10/12	—		—	20,000	(2)	—	—	319,600	(3)
Lynn M. Utter	12/06/12	500,000	(5)	—	—		—	—	—
	02/10/12	—		—	42,500	(2)	—	—	679,150	(3)
Benjamin A. Pardo	12/06/12	250,000	(6)	—	—		—	—	—
	02/10/12	—		—	20,000	(2)	—	—	319,600	(3)
Jeffrey R. Blom	12/06/12	265,000	(7)	—	—		—	—	—
	02/10/12	—		—	20,000	(2)	—	—	319,600	(3)

(1)
On December 6, 2012, Mr. Cogan was granted a non-equity incentive award under our 2013 Incentive Compensation Program, whereby Mr. Cogan can qualify for a target incentive payment of $800,000. The incentive payment will be based on our success in 2013, including our ability to meet our 2013 operating profits plan. A description of our annual non-equity incentive compensation program is provided under "Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses" above.

(2)
The awards indicated represent restricted shares granted to the named executive officer on February 10, 2012. These restricted shares cliff vest on the third anniversary of the date of grant (i.e., February 10, 2015) but may vest earlier on a pro rata basis upon a change in control as defined in the applicable restricted share agreement and stock incentive plan.

(3)
The aggregate grant date fair values of these awards were determined in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 (formerly known as FAS 123R). The awards for which amounts are shown in this table are the restricted stock awards granted to the named executive officers in February 2012, as further described in the Outstanding Equity Awards at Fiscal Year-End table below. The assumptions used in determining the grant date fair values of these awards are set forth in Notes 2 and 17 to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013.

(4)
On December 6, 2012, Mr. McCabe was granted a non-equity incentive award under our 2013 Incentive Compensation Program, whereby Mr. McCabe can qualify for a target incentive payment of $295,000. The incentive payment will be based on our success in 2013, including our ability to meet our 2013 operating profits plan. A description of our annual non-equity incentive compensation program is provided under "Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses" above.

(5)
On December 6, 2012, Ms. Utter was granted a non-equity incentive award under our 2013 Incentive Compensation Program, whereby Ms. Utter can qualify for a targeted incentive payment of $500,000. The incentive payment will be based on our success in 2013, including our ability to meet our 2013 operating profits plan and the ability of our Office segment to exceed its segment operating profits plan. A description of our annual non-equity incentive compensation program is provided under "Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses" above.

(6)
On December 6, 2012, Mr. Pardo was granted a non-equity incentive award under our 2013 Incentive Compensation Program, whereby Mr. Pardo can qualify for a target incentive payment of $250,000 based on our performance in 2013. The incentive payment will be based on our success in 2013, including our ability to meet our 2013 operating profits plan. A description of our annual non-equity incentive compensation program is provided under "Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses" above.

(7)
On December 6, 2012, Mr. Blom was granted a non-equity incentive award under our 2013 Incentive Compensation Program, whereby Mr. Blom can qualify for a target incentive payment of $265,000 based on our performance in 2013. The incentive payment will be based on our success in 2013, including our ability to meet our 2013 operating profits plan and the ability of our Office segment to exceed its segment operating profits plan. A description of our annual non-equity incentive compensation program is provided under "Compensation Discussion and Analysis—Annual Non-Equity Incentive Bonuses" above.

 Narrative Disclosure For Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements with Named Executive Officers

        Mr. Cogan serves as our Chief Executive Officer pursuant to an employment agreement dated March 23, 2001, as amended. Ms. Utter serves as President and Chief Operating Officer, Knoll Office, pursuant to an employment agreement dated March 3, 2008. Effective January 1, 2008, Mr. Cogan's employment agreement provides for an annual base salary of $800,000 and a target annual bonus of at least 100% of base salary based upon the attainment of goals set by our board of directors. Ms. Utter's employment agreement provides for an annual base salary of $400,000.

        The employment agreement for Mr. Cogan expires April 1, 2013 and renews automatically for additional one-year terms each April 1 unless either party gives 60 days notice of his or its intention not to renew. The employment agreement for Ms. Utter expires December 31, 2013 and renews automatically for additional one year terms unless either party gives 60 days notice of her or its intention not to renew. The agreements may be terminated by us at any time, but if so terminated without "cause," or if we fail to renew the agreements, or, in the case of Mr. Cogan the agreement is terminated by him following our breach, we must pay the employee termination compensation. In the case of Mr. Cogan, the termination compensation is an amount equal to 200% of his then current base salary, plus the average of the annual bonuses paid to him for the last two completed fiscal years preceding the fiscal year of termination. In the case of Ms. Utter, the termination compensation is an amount equal to 100% of Ms. Utter's base salary. The agreements also contain non-competition, non-solicitation (during the term of the agreement and for two years thereafter for Mr. Cogan and during the term of the agreement and for one year thereafter for Ms. Utter) and confidentiality provisions. Mr. Cogan and Ms. Utter are also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan and the Knoll Pension Plan, however, Ms. Utter will not accrue any additional benefits under the Knoll Pension Plan effective January 1, 2012. For more detailed information on the severance benefits provided under these agreements, see "Potential Payments upon Termination or Change-in-Control" below.

        Effective January 1, 2008, as approved by our compensation committee, Mr. McCabe's annual base salary is $295,000. On December 6, 2012, our compensation committee granted Mr. McCabe an incentive award under our 2013 Incentive Compensation Program, whereby he can qualify for a target 2013 non-equity incentive bonus of $295,000. Mr. McCabe is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, the Knoll Retirement Savings Plan and the Knoll Pension Plan.

        Effective January 1, 2008, as approved by our compensation committee, Mr. Pardo's base salary is $265,000. On December 6, 2012, our compensation committee granted Mr. Pardo an incentive award under our 2013 Incentive Compensation Program, whereby he can qualify for a target 2013 non-equity incentive bonus of $250,000. Mr. Pardo is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits, and the Knoll Retirement Savings Plan.

        Effective January 31, 2011, as approved by our compensation committee, Mr. Blom's base salary is $265,000. On December 6, 2012, our compensation committee granted Mr. Blom an incentive award under our 2013 Incentive Compensation Program, whereby he can qualify for a target 2013 non-equity incentive bonus of $265,000. Mr. Blom is also entitled to participate in the benefit plans available to our employees generally, including, without limitation, healthcare benefits and the Knoll Retirement Savings Plan.

Change-in-Control Provisions and Pension Benefits

        Certain stock option agreements and restricted stock agreements applicable to our named executive officers provide that upon a change-in-control (as defined therein) of our company, 100% of the outstanding options and a pro rata portion of the outstanding restricted shares will become vested. The pro rata portion of the restricted shares is calculated based on multiplying the total number of restricted shares times a fraction the numerator of which is the number of whole months that have elapsed since the grant date and the denominator of which is the total number of months over which the grant vests.

        For 2012, Messrs. Cogan and McCabe participated in the Knoll Pension Plan, a noncontributory defined benefit plan, which previously covered all of our regular full-time or part-time U.S. associates who are not covered by a collective bargaining agreement. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service. Commencing on January 1, 2012, the Knoll Pension Plan was closed to participants with fewer than seventy points (defined as age plus completed years of service). Participants with greater than seventy points were given the option of either (a) electing to continue to accrue benefits under the Knoll Pension Plan, or (b) electing to receive Company-funded matching, profit sharing and transition contributions under the Knoll Retirement Savings Plan. As a result of this change, commencing January 1, 2012, Mr. Pardo and Ms. Utter no longer accrue benefits under the Knoll Pension Plan. They are, however, entitled to receive matching, profit sharing and transition contributions under the Knoll Retirement Savings Plan and continue to accrue vesting service under the Pension Plan. Mr. Blom is not a participant in the Knoll Pension Plan because he did not become a participant in the plan prior to the closing of the plan to new participants on January 1, 2012; however, he receives matching and profit sharing contributions under the Knoll Retirement Savings Plan. For a more detailed discussion of pension benefits see "Compensation Discussion and Analysis—Pension Benefits" above and "Potential Payments upon Termination or Change-in-Control" below.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding outstanding option and restricted stock awards held by our named executive officers as of December 31, 2012.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Andrew B. Cogan	52,911	(2)	37,500	(2)		10.24	10/20/2016
								85,000	(3)	1,305,600
								85,000	(4)	1,305,600
											130,000	(5)	1,996,800
Barry L. McCabe	37,500	(2)	12,500	(2)		10.24	10/20/2016
								25,000	(3)	384,000
								20,000	(4)	307,200
											30,000	(5)	460,800
Lynn M. Utter	80,000	(6)	20,000	(6)		13.17	04/21/2018
	56,250	(2)	18,750	(2)		10.24	10/20/2016
								20,000	(7)	307,200
								42,500	(4)	652,800
											66,667	(5)	1,024,005
Benjamin A. Pardo	52,500	(8)	—			18.77	09/06/2015
	12,500	(2)	6,250	(2)		10.24	10/20/2016
								7,500	(3)	115,200
								20,000	(4)	307,200
											20,000	(5)	307,200
Jeffrey R. Blom	—		—		—	—	—	20,000	(4)	307,200
											24,000	(5)	368,640

(1)
Calculated based upon the closing price of our common stock on December 31, 2012, which was $15.36 per share.

(2)
These stock options were granted to the named executive officer on October 20, 2009 and vest, based on continued employment, in equal one-quarter increments over the four-year period following the date of grant (i.e., October 20, 2010, 2011, 2012 and 2013). One quarter of the original award vested in October 2010, October 2011 and October 2012.

(3)
The awards indicated represent restricted shares granted to the named executive officer on October 21, 2008. These restricted shares time vest in equal one-fifth increments over the five-year period following the date of grant (i.e., October 21, 2009, 2010, 2011, 2012 and 2013). One fifth of the original award vested in each of October 2009, October 2010, October 2011 and October 2012. See "Option Exercise and Stock Vested" on page 35.

(4)
The awards indicated represent restricted shares granted to the named executive officer on February 10, 2012. These restricted shares cliff vest on the third anniversary of the date of grant (i.e., February 10, 2015).

(5)
The awards indicated represent restricted shares granted to the named executive officer on February 9, 2011. These restricted shares cliff vest on the third anniversary of the date of grant (i.e., February 9, 2014) but may earlier vest in one-third increments upon the achievement of certain Knoll, Inc. operating profits targets. The operating profits targets are as follows: (a) $77 million, and (b) $92 million. One-third of the original grant amount vests upon the achievement of each target, but no more than one-third may vest in any 12 month period. One-third of these shares vested on February 13, 2012.

(6)
These stock options were granted to Ms. Utter on April 21, 2008 and vest, based on continued employment, in equal one-fifth increments over the five-year period following the date of grant (i.e., April 21, 2009, 2010, 2011, 2012 and 2013). See "Option Exercise and Stock Vested" on page 35.

(7)
The awards indicated represent restricted shares granted to Ms. Utter on April 21, 2008. These restricted shares time vest in equal one-fifth increments over the five-year period following the date of grant (i.e., April 21, 2009, 2010, 2011, 2012 and 2013). One fifth of the original award vested on each of April 2009, April 2010, April 2011 and April 2012. See "Option Exercise and Stock Vested" on page 35.

(8)
These stock options were granted to Mr. Pardo on September 6, 2005 and vested, based on continued employment, over the four anniversaries of September 6, 2005 as follows: year 1—30%; year 2—20%; year 3—20%; and year 4—30%.

 Option Exercises and Stock Vested

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Andrew B. Cogan	22,089	126,975	150,000	(3)	2,230,400
Barry L. McCabe	—	—	40,000	(4)	590,200
Lynn M. Utter	—	—	53,333	(5)	830,261
Benjamin A. Pardo	—	—	17,500	(6)	264,950
Jeffrey R. Blom	—	—	12,000	(7)	191,760

(1)
The shares acquired on exercise reflected in this table were sold by the named executive officers on the same day as exercise. Accordingly, when calculating the value realized on exercise in this column, we used the actual price at which the shares were sold by the named executive officer. Amounts in this column reflect the difference between the price at which the shares were sold and the applicable exercise price, multiplied by the number of shares acquired on exercise and sold.

(2)
Calculated using the closing price the trading day before the applicable vesting dates: February 10, 2012 ($15.98 per share), April 20, 2012 ($14.88 per share) and October 19, 2012 ($14.02 per share).

(3)
This amount reflects 65,000 shares which vested on February 13, 2012 and 85,000 shares which vested on October 21, 2012.

(4)
This amount reflects 15,000 shares which vested on February 13, 2012 and 25,000 shares which vested on October 21, 2012.

(5)
This amount reflects 33,333 shares which vested on February 13, 2012 and 20,000 shares which vested on April 21, 2012.

(6)
This amount reflects 10,000 shares which vested on February 13, 2012 and 7,500 shares which vested on October 21, 2012.

(7)
This amount reflects 12,000 shares which vested on February 13, 2012.

Pension Benefits

        The present value of the accumulated benefits for each of the named executive officers (other than Mr. Blom who does not participate in the Plan) shown in the table below reflects the current value of the benefits earned under the Knoll Pension Plan as of December 31, 2012, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for fiscal year 2012. In making the calculations below, we assumed that the retirement age for each named executive officer will be the normal retirement age as defined in the plan. The pension benefits that form the basis for the present values of the accumulated benefits shown are calculated using the executive's career compensation, which is defined in the plan as the sum of the executive's compensation earned for each calendar year starting with the later of the date of hire or March 1, 1996. Annual compensation under the plan is limited to certain dollar amounts set each year by applicable U.S. law.

        Upon the earlier of the 5th anniversary of participation in the plan, or the participant turning age 65, a participant becomes entitled, upon retirement at normal retirement age (age 65, 66 or 67 depending on the participant's date of birth), to a pension benefit of 1.55% of the participant's career compensation.

        Upon retirement, participants in the plan may elect to receive benefits as a life annuity, joint and survivor annuity, or life annuity with a period certain. Early retirement is available for participants age 55 or older with at least 5 years of service. Benefit payments for early retirement may be reduced by 1/2 of 1% for each month's payment before normal retirement age depending on the participant's age and years of service at the time of such early retirement.

        The present values of the pension benefits in the table below are determined using the assumptions we use for financial reporting purposes as of December 31, 2012 (based on a measurement date of December 31, 2012), including a 4.40% discount rate and the RP2000CH generational mortality table (scale AA). Please see Note 16 entitled "Pensions and Other Retirement Benefits" in the notes to our audited financial statements included in our 2012 annual report on Form 10-K for a discussion of these assumptions.

2012 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Andrew B. Cogan	Knoll Pension Plan	17	320,463	—
Barry L. McCabe	Knoll Pension Plan	17	640,075	—
Lynn M. Utter	Knoll Pension Plan	5	93,984	—
Benjamin A. Pardo	Knoll Pension Plan	7	153,556	—

(1)
Amounts in this column are calculated as of the Pension Plan's measurement date ending on December 31, 2012. Amounts in this column assume that benefits are paid in the form of an annuity during the executive's lifetime. Except for Mr. Pardo and Ms. Utter, the number of years of credited service under the Knoll Pension Plan differs from the named executive officers' actual service for Knoll because the Knoll Pension Plan was established on March 1, 1996 and the named executive officers began working at Knoll prior to such date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Severance Under Employment Agreements

        Mr. Cogan and Ms. Utter are entitled to severance benefits under their respective employment agreements. The agreements may be terminated by us at any time, but if so terminated without "cause," or if we fail to renew the agreements, we must pay termination compensation. We also must pay termination compensation to Mr. Cogan in the event he terminates his employment agreement on account of our breach. In the case of Mr. Cogan, the termination compensation is an amount equal to (i) 200% of his then current base salary, plus (ii) the average of the annual bonuses paid to him for the last two completed fiscal years proceeding the fiscal year of termination. In the case of Ms. Utter, the termination compensation is 100% of Ms. Utter's base salary if she is terminated or if the Company fails to renew her employment agreement. Upon termination for any reason, Mr. Cogan is also generally entitled to continued coverage under health, disability and medical benefits for one year from the date of termination. Since they are entitled to these benefits, Mr. Cogan and Ms. Utter are not entitled to any benefits under the Knoll, Inc. severance pay plan discussed below.

        The severance benefits to Mr. Cogan under his employment agreement are triggered upon any of the following events:

  •
  termination by the company (other than for cause, death or disability);

  •
  failure by the company to renew Mr. Cogan's agreement; or

  •
  termination by Mr. Cogan following a material breach by the company under the agreement.

        Cause is defined in Mr. Cogan's agreement as (i) the substantial and continued failure of the executive to perform material duties reasonably required of executive by the board of directors for a period of not less than 30 consecutive days after receiving written notice, (ii) conduct substantially disloyal to us, which conduct is identified in reasonable detail by written notice and which conduct, if susceptible of cure, is not remedied by executive within 30 days of executive's receipt of such notice, (iii) any act of fraud, embezzlement or misappropriation against us, or (iv) the conviction of executive of a felony.

        The portion of the Mr. Cogan's severance amount related to base salary under the employment agreements is payable in twenty-four equal monthly installments following the date of termination and the portion of the severance amounts related to average annual bonuses ("Bonus Severance") is payable in twelve consecutive equal monthly installments following the date of such termination; provided, however, that for purposes of complying with Section 409A of the Internal Revenue Code, the severance amounts shall be paid as follows: (i) the first six monthly installments shall be paid on the six-month anniversary of the date of termination and (ii) the next eighteen monthly installments (six in the case of Bonus Severance amounts) shall be paid in one installment each on the seventh through eighteenth (twelfth in the case of Bonus Severance amounts) monthly anniversary of the date of termination. Mr. Cogan's employment agreement provides for a gross-up for excise tax, if any, under Section 4999 of the Internal Revenue Code.

        The severance benefits to Ms. Utter under her employment agreement are triggered upon any of the following events:

  •
  termination by the company (other than for cause, death or disability);

  •
  failure by the company to renew Ms. Utter's agreement; or

  •
  termination by Ms. Utter in the event that Mr. Cogan ceases to be employed as chief executive officer between January 1, 2010 and December 31, 2015 and Ms. Utter is not appointed by the board of directors as Mr. Cogan's replacement.

        Cause is defined in Ms. Utter's agreement as (i) failure, neglect, or refusal of the executive to perform her duties which failure, neglect or refusal is not corrected within 30 days of her receipt of written notice from the company of such failure, neglect or refusal, (ii) conduct that has the effect of injuring the reputation or business of the company or its affiliates, as determined by the company; (iii) continued or repeated absence from the company, unless such absence is approved or excused; (iv) use of illegal drugs or significant violations of the company's policies and procedures, as determined by the company; (v) conviction for the commission of a misdemeanor involving moral turpitude or a felony or any plea by executive of guilty or "nolo contendere" to the charge of a misdemeanor involving moral turpitude or a felony; (vi) the company's reasonable suspicion of the executive's commission of an act of fraud, misappropriation or embezzlement against the company or any of its affiliates, employees, customers or suppliers; or (vii) conduct substantially disloyal to the company, as determined by the company.

        Ms. Utter's severance amounts are payable in 12 equal monthly installments; provided, however, that for purposes of complying with Section 409A of the Internal Revenue Code, the severance amounts are payable as follows: (i) the first six monthly installments shall be paid on the six-month anniversary of the date of termination, and (ii) the next six monthly installments shall be paid in one installment each on the seventh through twelve monthly anniversary of the date of termination.

        Mr. Cogan's employment agreement contains non-competition and non-solicitation provisions covering the term of the agreement and two years thereafter. Ms. Utter's employment agreement contains non-competition and non-solicitation provisions covering the term of the agreement and one year thereafter.

        Our other named executive officers do not have formal employment agreements or contractual severance benefits. They are, however, entitled to severance benefits under our severance pay plan.

Severance Pay Plan

        Our severance pay plan generally applies to all of our regular full-time or part-time U.S. employees, including our named executive officers (excluding Mr. Cogan and Ms. Utter), who are not covered by a collective bargaining agreement, unless such agreement calls for participation in the plan. In general, the severance pay plan provides for severance payments to eligible employees if their employment is involuntarily severed for business or economic reasons, such as due to a reduction in force on account of weak sales volume. This makes it unlikely to apply to our named executive officers. The severance pay plan does not cover retirements, terminations for disability or terminations for misconduct (as defined in the plan). It also does not cover terminations in connection with the sale of all or part of us or a subsidiary or other business combination involving us or a subsidiary where (i) the employee is offered a position of comparable pay and responsibility by the purchasing or surviving business (and not required to commute more than 35 miles further) or (ii) the employee accepts employment in any position with the purchasing or surviving business.

        The amount of the severance pay is equal to one week of pay per completed year of service, subject to a minimum of 4 weeks' pay and a maximum of 26 weeks' pay. Employees may receive up to $25,000 of severance benefits under the severance pay plan as a lump sum (to be paid within 60 days of the termination date), with the remainder of the severance benefits to be paid as regular payroll payments. All of our named executive officers, other than Mr. Cogan and Ms. Utter, are technically covered by the severance pay plan; however, it is unlikely one of our named executive officers would be terminated under circumstances that would trigger benefits.

Post-Retirement Medical and Life Insurance Benefits

        We also offer post-retirement medical and life insurance benefits to our employees, however, we are in the process of eliminating this benefit. Effective January 1, 2012, to be eligible for coverage you must (i) be at least 55 years of age and have five years of service and (ii) have at least 75 points (which is defined as your age, plus your years of service) as of December 31, 2011. Eligible employees who retire prior to December 31, 2014 with at least 75 points (but less than 90) are eligible to purchase health benefits (for the employee and his/her spouse) under our health insurance plan, until they turn 65 years of age or are eligible for Medicare coverage, at the premium in effect for the year in which they retire. Eligible employees with at least 90 points who retire prior to December 31, 2014 are eligible to purchase health benefits (for the employee and his/her spouse) under our health insurance plan, until they turn 65 years of age or are eligible for Medicare coverage, at 50% of the premium in effect for the year in which they retire.

Pension Benefits

        Each of our named executive officers other than Mr. Blom participates in the Knoll Pension Plan, a noncontributory defined benefit plan, which covers all of our regular full-time or part-time U.S. associates. The plan provides retirement benefits for service starting on or after March 1, 1996, and participants become 100% vested after five years of service. All of our named executive officers other than Ms. Utter are fully vested. For a more detailed discussion of their pension benefits see "Executive Compensation—Pension Benefits" above.

        As of December 31, 2012, the estimated annual benefits payable upon normal retirement for each of our named executive officers is as follows: Mr. Cogan ($53,010); Mr. McCabe ($53,010); Ms. Utter ($14,958); and Mr. Pardo ($24,644). Mr. Blom is not eligible for a benefit under the Knoll Pension Plan due to the freezing of the Plan that was announced during 2011 and effective January 1, 2012.

Change-in-Control Provisions

        Our stock option agreements and restricted stock agreements provide for accelerated vesting upon a change-in-control (as defined therein). In the case of stock options, 100% of the options vest. In the case of restricted stock, the vesting is pro rata and calculated based on multiplying the total number of restricted shares times a fraction the numerator of which is the number of whole months that have elapsed since the grant date and the denominator of which is the total number of months over which the grant vests.

Potential Post-Retirement Payments to Named Executive Officers As of December 31, 2012

        Set forth below are the estimated benefits that would be payable to each named executive officer upon various termination of employment and change-in-control triggering events, assuming such events occurred on December 31, 2012. Actual amounts can only be determined upon the actual triggering event.

Andrew B. Cogan.

        If Mr. Cogan's employment was terminated on December 31, 2012 in a manner that triggered the severance payments under his employment agreement, he would be entitled to $2,550,000, which represents 200% of his base salary of $800,000 as of December 31, 2012, and the average of the bonuses paid to him for 2011 and 2010 ($1,000,000 and $900,000, respectively). If Mr. Cogan was terminated for cause or disability, he would not be entitled to benefits under the severance provisions of his employment agreement. Regardless of the reason for Mr. Cogan's termination, he would also be entitled to continued coverage under our health, disability and medical benefits for the greater of (i) the period provided under applicable law or (ii) one year from the date of termination.

        If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. Cogan's restricted stock awards, he would also be entitled to pro rata vesting of 91,945 shares of restricted stock. As of December 31, 2012, these restricted shares had a value of $1,412,275, based on a closing price of $15.36 on December 31, 2012. In addition, Mr. Cogan would be entitled to the accelerated vesting of 37,500 stock options granted to Mr. Cogan on October 20, 2009. These options have an exercise price of $10.24 and, as of December 31, 2012, had a value of $192,000 based on a closing price of $15.36 on December 31, 2012.

        Mr. Cogan would not be entitled to early retirement benefits under the Knoll Pension Plan or post-retirement medical benefits because he was not at least 55 years of age on December 31, 2012.

        Mr. Cogan's employment agreement provides that the severance benefits provided under that agreement are the only severance benefits that Mr. Cogan is entitled. However, if the severance pay plan was applicable to a termination of Mr. Cogan's employment, he would be credited with 24 years of service and entitled to approximately $369,231, or 24 weeks of base salary.

Barry. L. McCabe.

        If Mr. McCabe's employment was terminated on December 31, 2012, he would not be entitled to any severance amounts unless it was an involuntary separation covered by the Knoll Severance Pay Plan, in which case he would be credited with 38 years of service (including time spent with predecessor companies) and entitled to approximately $147,500, or 26 weeks of base salary (the maximum available under the Plan).

        If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. McCabe's restricted stock awards, he would also be entitled to pro rata vesting of 22,223 shares of restricted stock. As of December 31, 2012, these restricted shares had a value of $341,345, based on a closing price of $15.36 on December 31, 2012. In addition, Mr. McCabe would be entitled to the accelerated vesting of 12,500 stock options granted to Mr. McCabe on October 20, 2009. These options have an exercise price of $10.24 and, as of December 31, 2012, had a value of $64,000 based on a closing price of $15.36 on December 31, 2012.

        Mr. McCabe would also be entitled to retirement benefits under the Knoll Pension Plan of $53,010 per year.

Lynn M. Utter.

        If Ms. Utter's employment was terminated on December 31, 2012 in a manner that triggered the severance payments under her employment agreement, she would be entitled to $400,000, which represents 12 months of her base salary of $400,000 as of December 31, 2012. If Ms. Utter was terminated for cause or disability, she would not be entitled to benefits under the severance provisions of her employment agreement.

        If the termination was in connection with a change-in-control that triggered the accelerated vesting of Ms. Utter's restricted stock awards, she would also be entitled to pro rata vesting of 52,917 shares of restricted stock. As of December 31, 2012, these restricted shares had a value of $812,805, based on a closing price of $15.36 on December 31, 2012. In addition, Ms. Utter would also be entitled to the accelerated vesting of 20,000 stock options granted to her on April 21, 2008 and 18,750 stock options granted to her on October 20, 2009. The April 21, 2008 options have an exercise price of $13.17 and, as of December 31, 2012, had a value of $43,800 based on a closing price of $15.36 as of December 30, 2012. The October 20, 2009 options have an exercise price of $10.24 and, as of December 31, 2012, had a value of $96,000 based on a closing price of $15.36 on December 31, 2012.

        Ms. Utter would not be entitled to early retirement benefits under the Knoll Pension Plan or post-retirement medical benefits because she was not at least 55 years of age on December 31, 2012.

        Ms. Utter's employment agreement provides that the severance benefits provided under that agreement are the only severance benefits that Ms. Utter is entitled. However, if the severance pay plan was applicable to a termination of Ms. Utter's employment, she would be credited with 5 years of service and entitled to severance pay of approximately $38,462, or 5 weeks of pay.

Benjamin A. Pardo.

        If Mr. Pardo's employment was terminated as of December 31, 2012 he would not be entitled to any severance amounts unless it was an involuntary separation covered by the Knoll Severance Pay Plan, in which case he would be credited with 7 years of service and entitled to approximately $35,673, or 7 weeks of pay.

        If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. Pardo's restricted stock awards, he would be entitled to pro rata vesting of 15,139 shares of restricted stock. As of December 31, 2012, these restricted shares had a value of $232,535, based on a closing price of $15.36 on December 31, 2012. In addition, Mr. Pardo would be entitled to the accelerated vesting of 6,250 stock options granted to Mr. Pardo on October 20, 2009. These options have an exercise price of $10.24 and, as of December 31, 2012, had a value of $32,000 based on a closing price of $15.36 on December 31, 2012.

        Mr. Pardo would not be entitled to early retirement benefits under the Knoll Pension Plan or post-retirement medical benefits because he was not at least 55 years of age on December 31, 2012.

Jeffrey R. Blom.

        If Mr. Blom's employment was terminated as of December 31, 2012 he would not be entitled to any severance amounts unless it was an involuntary separation covered by the Knoll Severance Pay Plan, in which case he would be credited with 4 years of service, the minimum under our severance plan, and entitled to severance pay of approximately $20,384, or 4 weeks of pay.

        If the termination was in connection with a change-in-control that triggered the accelerated vesting of Mr. Blom's restricted stock awards, he would be entitled to pro rata vesting of 15,556 shares of restricted stock. As of December 31, 2012, these restricted shares had a value of $238,940, based on a closing price of $15.36 on December 31, 2012.

        Mr. Blom would not be entitled to early retirement benefits under the Knoll Pension Plan or post-retirement medical benefits because he is not an eligible participant under the Plan due to the freezing of the Plan effective January 1, 2012.

Compensation Risk

        Our compensation committee conducted a risk-assessment of our compensation programs and practices. This process included: a review of the disclosure requirements contained in Item 402(s) of Regulation S-K; a review of our compensation programs; the identification of features that could potentially encourage excessive or imprudent risk taking of a material nature; a review of our business risks generally, as described in our public filings; the identification and review of additional risks specifically associated with our compensation programs; and the identification and review of factors that mitigate these risks. Based on this process, our compensation committee concluded that our compensation programs and practices are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2012. Based on the review and discussions, the compensation committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for the fiscal year ended December 31, 2012.

        This report is submitted by the compensation committee.

    Jeffrey A. Harris (Chairman)
    Sidney Lapidus
    Sarah E. Nash

TRANSACTIONS WITH RELATED PERSONS

        We recognize that transactions with our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our best interests and the best interests of our stockholders. Our Code of Ethics, which is available on our website at www.knoll.com, contains provisions prohibiting certain conflicts of interest, unless such conflicts are disclosed to us and waived in accordance with the waiver provisions of our Code of Ethics. Conflicts involving our directors or executive officers must be reviewed and waived by our audit committee. In addition, our audit committee charter requires that the audit committee approve all related party transactions entered into with any of our directors or executive officers.

Restricted Stock-Tax Withholding

        On each of February 13, 2012, April 21, 2012 and October 21, 2012, restricted stock awarded to certain of our named executive officers vested. In connection with these vestings, we withheld vested shares with an aggregate value of $1,813,835 (based on the closing price of our common stock on the trading day prior to the applicable vesting) to cover the statutory tax obligations of the named executive officers. For more information on these vestings, see "Option Exercises and Stock Vested" on page 35 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors and officers, as well as any person holding more than 10% of our outstanding common stock, are required to report equity ownership and changes in equity ownership with the Securities and Exchange Commission, pursuant to Section 16 of the Exchange Act. Our records reflect that all reports that were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

PROPOSAL TWO—APPROVAL OF KNOLL, INC. 2013 STOCK INCENTIVE PLAN

        On February 6, 2013, our board of directors approved for submission to a vote of the stockholders the Knoll, Inc. 2013 Stock Incentive Plan, and hereby submits the plan to our stockholders for approval. We believe that equity incentives are critical in attracting and retaining talented employees in our industry. The approval of the Knoll, Inc. 2013 Stock Incentive Plan will allow us to continue to provide such incentives. The material terms of the plan are discussed below. This discussion is qualified in its entirety by the terms of the plan, a copy of which has been filed with this proxy statement and is incorporated herein by reference.

Background Information on Outstanding Awards and Prior Grant Rates

        We had 1,364,284 stock options outstanding as of December 31, 2012, with a weighted average exercise price of $13.84 and a weighted average remaining term of 3.53 years. We also had 1,175,989 full value awards (i.e., shares of restricted stock and restricted stock units) outstanding as of December 31, 2012. Our three-year average annual "burn-rate" for 2010, 2011 and 2012 was 2.24%, which is below the burn rate limit of 4.74% applied to the peer companies in our industry by Institutional Shareholder Services ("ISS"), a provider of proxy voting and corporate governance services. We calculated burn rate for this purpose by comparing our total options and full value awards granted over each of the past three fiscal years to our weighted average shares of common stock outstanding as of the end of each of these years. We used a multiplier of 2.5 times in calculating the burn rate for full value awards. The total number of shares available under the proposed plan, if the plan is approved, together with awards outstanding as of December 31, 2012 and awards available under our existing plan, would produce an equity overhang of approximately 14.4% of the basic shares outstanding as of December 31, 2012 or approximately 12.6% on a fully diluted basis, which our board of directors views as reasonable.

Key Features

        The Knoll, Inc. 2013 Stock Incentive Plan includes the following key features, all of which are further described in the Summary of Material Terms below:

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  Stock options cannot be granted at less than 100 percent of fair market value on the date of grant and options can expire no later than 10 years after the date of grant;

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  Any repricing of stock options or stock appreciation rights (including cancelation of such an award for a cash payment or securities when the award is underwater, i.e., when the exercise price or grant price of the award exceeds the fair market value of the company's common stock) requires stockholder approval;

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  The plan requires a minimum period for vesting of stock awards or stock units;

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  Material amendments of the plan require stockholder approval; and

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  A "change in control" under the plan requires the actual consummation of a sale, merger or consolidation.

Summary of Material Terms

        The complete text of the Knoll, Inc. 2013 Stock Incentive Plan is set forth as Appendix A hereto. The following is a summary of the material features of the plan and is qualified in its entirety by reference to Appendix A.

        Purpose.    The purpose of the plan is to assist us in attracting, retaining, motivating and rewarding individuals who provide services to the company and to increase such individuals' proprietary interest in our success. The plan allows for the grant of stock options, stock appreciation rights, stock awards, performance awards and stock units.

        Administration of the Plan.    The plan will be administered by the compensation committee of the board of directors or another committee appointed by the board from among its members. Unless the board determines otherwise, the committee shall be comprised of at least two "non-employee directors" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

        Under the plan, the compensation committee determines recipients of awards. Our compensation committee also approves the type of award a recipient will be granted, the terms and conditions of each award, including the exercise price for options and the dates on which awards will become vested and exercisable, and the forms of agreements governing each award. The award agreement shall specify whether the award holder shall have, with respect to the shares of common stock subject to the award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares. The compensation committee is authorized to delegate to one or more of its members, or to one or more agents, such administrative duties as it deems appropriate. In addition, the compensation committee has the power to interpret the plan and to adopt such rules and regulations as it considers necessary or appropriate to administer the plan.

        Limitations on Plan Awards.    The number of shares of common stock with respect to which stock options and stock appreciation rights may be granted to any individual during any calendar year cannot exceed 500,000 shares of common stock, subject to adjustment under the terms of the plan. The number of shares of common stock with respect to which stock awards, performance awards and stock units may be granted to any individual during any calendar year cannot exceed 250,000 shares of common stock, subject to adjustment under the terms of the plan.

        Shares Subject to Plan.    We have reserved 2.5 million shares of our common stock for issuance pursuant to awards under the plan, subject to anti-dilution adjustments upon the occurrence of significant corporate events. In the event that any shares of common stock subject to a stock option, stock appreciation right, stock award, performance award or stock unit are cancelled or forfeited for any reason, the shares underlying such awards will again be available for issuance pursuant to other awards under the plan.

        Eligibility and Participation.    Individuals eligible to participate in the plan include officers, certain other key employees, directors, consultants (including employees of a consultant, provided that such employee is actually providing bona fide consulting services to the company), and other key persons who provide services to the company. Officers and key employees are the only individuals eligible to receive incentive stock option awards under the plan. There are approximately 3,200 employees and 8 directors currently eligible to participate in the plan.

        Awards and Performance Goals.    The compensation committee may award (1) stock options, (2) stock appreciation rights, (3) stock awards, (4) performance awards, and (5) stock units. Stock awards, performance awards and stock units may constitute performance-based awards as determined in the discretion of the compensation committee.

        Awards that are granted as performance-based awards shall be based upon the attainment of performance goals established by the compensation committee. The performance objectives under the plan may include one or more or a combination of objectives, including the following: operating profits; revenue growth; gross profit margin; operating profit margin; net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of common stock or any other publicly-traded securities of the company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models;

comparisons with various stock market indices; and/or reductions in costs. The compensation committee reserves the discretion to make adjustments to any outstanding performance-based award which the compensation committee deems necessary or desirable to prevent dilution or enlargement of the rights of a participant.

        Awards are subject to vesting and forfeiture as determined by the compensation committee, however, (i) no more than one-third of any stock award or stock unit shall vest in a single annual period, except in the event of the award holder's death, disability or retirement, or a change-in-control of the Company; and (ii) a stock award or stock unit that is a performance award shall vest no sooner than the first anniversary of the date of grant, except in the event of the award holder's death, disability or retirement, or a change-in-control of the Company.

        Options granted under the plan may be either "incentive stock options," qualified under section 422 of the Internal Revenue Code, or non-qualified stock options, which are not so qualified. Each stock option shall have a per-share exercise price as determined by the committee, however, the exercise price cannot be less than 100 percent of the fair market value on the date the stock option is granted. Incentive stock options may not be granted to any individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all outstanding classes of stock of the company or any of its subsidiaries, unless the exercise price is not less than 110 percent of the fair market value of common stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. The aggregate market value of common stock with respect to which incentive stock options under all of our incentive plans are exercisable for the first time by a participant during any calendar year cannot exceed $100,000.

        The purchase price upon the exercise of options may be paid in cash or, in the discretion of the compensation committee, by the delivery of shares of common stock then owned by the award holder, by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods.

        Termination of Employment.    Our compensation committee may provide for the acceleration of vesting in the event of an award holder's termination of employment due to death, disability, or termination without cause, in the event of a change-in-control of the company, or upon any other event which the compensation committee deems appropriate, except as otherwise set forth in the award agreement. Notwithstanding the forgoing, options will expire no later than ten years following the date of grant.

        Term and Amendment of Plan.    The board of directors or the compensation committee may amend or terminate the plan at any time, provided that no amendment may impair the rights under any award unless the award holder consents to such amendment in writing. Additionally, no amendment of the plan and no amendment of any award shall, without approval of our stockholders, (i) increase the total number of shares which may be issued under the plan; (ii) modify the requirements as to eligibility for awards under the plan; (iii) permit stock options, stock appreciation rights or other awards encompassing rights to purchase our common stock to be repriced, replaced or regranted through cancellation, or by lowering the per-share exercise price; or (iv) have the effect of disqualifying incentive stock options previously granted.

        The plan will terminate on May 7, 2023, after which no further awards may be granted under the plan.

        On March 15, 2013, the market value of a share of our common stock was $17.87.

 Federal Income Tax Consequences

        The following is a brief discussion of the federal income tax consequences of transactions under the plan. The plan is not qualified under Section 401(a) of the Internal Revenue Code. This discussion is not intended to be exhaustive and does not describe state or local taxes consequences.

Incentive Stock Options

        No taxable income is realized by an optionee upon the grant or exercise of an incentive stock option. If common stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee (a "disqualifying disposition"), then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the company for Federal income tax purposes.

        Except as noted below for corporate "insiders," if the common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the company.

        Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a non-qualified stock option, which does not meet the requirements of the definition of incentive stock option.

        For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his/her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-qualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

Non-Qualified Stock Options

        Generally, there will be no U.S. federal income tax consequences to either the optionee or the company on the grant of non-qualified stock options pursuant to the plan. On the exercise of a non-qualified stock option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The company will be entitled to a U.S. federal income tax deduction in an amount equal to such excess, provided that the company complies with applicable reporting rules.

        Upon the sale of stock acquired by exercise of a non-qualified stock option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. An optionee who surrenders shares in payment of the exercise price of a non-qualified stock option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an incentive stock option and the delivery of such shares is a disqualifying disposition. See "—Incentive Stock Options." The optionee will recognize ordinary income on the exercise of non-qualified stock options as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

        A participant holding a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares he or she receives on the exercise. The company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Stock Awards

        The taxability of a stock award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a stock award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a stock award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the stock award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a stock award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment.

Performance Awards and Stock Units

        The tax consequences of a performance award depend upon the nature of the underlying award. If the performance award is a stock unit that consists of a promise to deliver common stock at a future date based upon the satisfaction of certain vesting conditions, the award will be subject to U.S. federal income taxation as ordinary income based upon the fair market value of the common stock when the participant acquires beneficial ownership of the shares.

Application of Code Section 409A to Deferred Compensation Arrangements

        It is possible that certain awards under the plan will constitute deferred compensation for purposes of Section 409A of the Code. Section 409A, which was enacted as part of the American Jobs Creation Act of 2004, imposes substantive requirements, including (among other items) deferral election and payment timing requirements, on amounts that constitute deferred compensation, as that term is used under Section 409A. If a deferred compensation arrangement fails to comply with Code Section 409A in form or operation, the person entitled to the deferred compensation may become subject to: (i) the imposition of U.S. federal income tax (and potentially state and local income tax) on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income. Generally speaking, Section 409A does not apply to incentive stock options and nonqualified stock options granted at fair market value if no deferral is provided beyond exercise. However, other awards under the plan, including awards for which payment or settlement is deferred beyond vesting, may constitute deferred compensation for purposes of Section 409A. The tax consequences to any participant in the plan may depend upon such person's situation, as well as the uncertain application of Code Section 409A. Each participant in the plan should consult his or her tax advisor as to the federal, state and local and other tax consequences with respect to the grant or exercise of an option or any other award granted under the plan.

Compensation Deduction Limitation

        The company's income tax deduction for compensation to any individual who at the end of the company's tax year is the chief executive officer or one of the other three most highly-paid executive officers, other than our chief financial officer, whose compensation must be reported to shareholders in the proxy statement is limited to $1 million per year under section 162(m) of the Internal Revenue Code. Section 162(m) provides an exception to this limitation for performance-based compensation approved by a committee consisting of at least two outside directors, provided that the material terms of performance goals are approved by the stockholders and certain other conditions are satisfied. Shareholder approval of the plan at the 2013 Annual Meeting is intended to satisfy the shareholder approval requirement under Section 162(m). Although there can be no assurance that awards under the plan will qualify as performance-based compensation, and the committee reserves the right to grant awards, such as stock awards or stock units with only service-based vesting conditions that are not intended to so comply, it is intended that the plan may allow the committee to issue awards that satisfy the performance-based exception, if the committee so chooses.

Excess Parachute Payments

        Under Section 4999 of the Code, certain officers, stockholders, or highly-compensated individuals ("Disqualified Individuals") may be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" which they receive as a result of a change in control of the company. Furthermore, Section 280G of the Code prevents the company from taking a federal income tax deduction for any "excess parachute payments." The cash out or acceleration of the vesting of stock options, stock appreciation rights, restricted stock or other awards upon a change of control may cause the holders of such awards who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which the company will be denied a tax deduction.

Tax Rules for Certain Corporate "Insiders"

        As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in Section 16(b)), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option or other award.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES "FOR" THE PROPOSAL TO APPROVE THE KNOLL, INC. 2013 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE KNOLL, INC. 2013 STOCK INCENTIVE PLAN, UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 NEW PLAN BENEFITS

        As of the date of this proxy statement, no executive officer, employee or director of the company has been granted any awards under the plan. In as much as awards under the plan will be granted at the sole discretion of the compensation committee, such benefits under the plan are not presently determinable and we have omitted the New Plan Benefits table.

EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2012

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Shares Remaining for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,364,284	$13.84	1,658,519
Equity compensation plans not approved by security holders	—	—	—

Total	1,364,284		1,658,519

        If there is an expiration, termination, or cancellation of any benefit granted under the plans without the issuance of shares, the shares subject to or reserved for that benefit may again be used for new stock options, rights or awards of any type authorized under the plans.

REPORT OF AUDIT COMMITTEE

        The audit committee of the board of directors has furnished the following report:

        The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in a charter adopted by the board of directors, which is available on our website at www.knoll.com. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year 2012, the audit committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management and Ernst & Young LLP, our independent registered public accounting firm;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Public Company Accounting Oversight Board Rule 3526. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the audit committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, including meetings held without management present, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Members of our audit committee

John F. Maypole (Chairman)
Stephen F. Fisher
Sarah E. Nash
Kathleen G. Bradley

PROPOSAL 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2013. The board of directors proposes that the stockholders ratify this appointment. Although ratification is not required, the board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee, but the audit committee is not required to appoint another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the our company and our stockholders.

        Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 1996 through 2012. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2012	2011
Audit Fees(1):	$1,374,004	$1,335,469
Audit-Related Fees(2):	0	0
Tax Fees(3):	0	1,140
All Other Fees:	0	0

Total	$1,374,004	$1,336,609

(1)
Audit Fees includes fees associated with the annual audit and statutory audits required internationally.

(2)
Audit-Related Fees consisted principally of fees related to acquisitions and fees related to SEC filings.

(3)
Tax Fees consisted of fees associated with employment taxes paid by the company's foreign subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        The audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm and pre-approving all audit and permitted non-audit services that may be performed by the independent registered public accounting firm. In recognition of this responsibility, the audit committee has pre-approved compensating Ernst & Young LLP for certain services that they may provide during 2013 based on the specific service or category of service. In addition, the audit committee has delegated authority to its Chairman, John F. Maypole, to approve additional compensation for appropriate miscellaneous services, subject to certain limits depending on the specific service or category of service. Any such approval would be reported to the audit committee at its next meeting.

        For fiscal year 2012 and 2011, all audit and non-audit services described above were pre-approved by the audit committee.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the audit committee's appointment of the independent registered public accounting firm.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Section 14A to the Securities Exchange Act of 1934 requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are generally designed to provide competitive compensation packages that will attract and retain superior talent, motivate our executive officers to achieve desired company and individual performance and to appropriately reward that performance, and align the interests of our executive officers with the long-term interests of our stockholders.

        The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers, as well as the philosophy, policies and practices, all as described in this proxy statement in accordance with the SEC's rules. The vote is advisory, and therefore it is not binding on the company, the compensation committee or our board of directors. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. The next advisory vote on the compensation of our named executive officers will be at the 2014 Annual Meeting of Stockholders.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve this Proposal 4.

        Accordingly, we ask our stockholders to vote on the following nonbinding resolution at the Annual Meeting:

          "RESOLVED, that the company's stockholders approve, on a nonbinding, advisory basis, the compensation of the named executive officers, as disclosed in the company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

OTHER MATTERS

        The board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2014, your proposal must be received no later than November 28, 2013 pursuant to Rule 14a-8 of the Exchange Act. Any such proposal must comply with the proxy rules under the Exchange Act, including Rule 14a-8.

        To be considered for presentation at the Annual Meeting of Stockholders to be held in 2014, although not included in the proxy statement, proposals, including stockholder nominations of candidates for directors, must be made using the procedures set forth in our by-laws and received not less than 90 days nor more than 120 days before the first anniversary of the date of the 2013 Annual Meeting. As a result, any proposal given by a stockholder pursuant to the provisions of our by-laws (other than pursuant to Rule 14a-8) must be received no earlier than January 7, 2014 and no later than February 6, 2014. However, if the date of the 2014 Annual Meeting occurs more than 30 days earlier or more than 60 days after May 7, 2014, notice by the stockholder of a proposal must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of the annual meeting.

        If we do not receive notice by these dates, or if we meet certain other requirements under SEC rules, the persons named as proxies in the proxy materials relating to that meeting may use their discretion in voting the proxies when these matters are raised at the meeting. Stockholder proposals must include the specified information concerning the proposal or nominee as described in our by-laws. All stockholder proposals should be marked for the attention of our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

By Order of the Board of Directors

Michael A. Pollner Vice President, General Counsel and Secretary
East Greenville, Pennsylvania March 28, 2013

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on our website at www.knoll.com and is available in paper form to beneficial owners of our common stock without charge upon written request to our Corporate Secretary at Knoll, Inc., 1235 Water Street, East Greenville, Pennsylvania 18041.

Appendix A

KNOLL, INC.

2013 STOCK INCENTIVE PLAN

1.     Purpose

        The Knoll, Inc. 2013 Stock Incentive Plan, as set forth herein and as amended from time to time, (the "Plan") is intended to provide incentives that will attract, retain, motivate and reward highly competent persons such as officers, certain other key employees, directors and consultants of Knoll, Inc. (the "Company") or any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired ("Subsidiaries"), by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to Awards (as defined in Section 4) described herein. Furthermore, the Plan is intended to assist in further aligning the interests of the Company's (and Subsidiaries') officers, other key employees, directors and consultants with those of its stockholders.

2.     Administration

        a.     The Plan shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the Board of Directors of the Company (the "Board") or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of at least two members who each shall qualify as a (i) "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan to establish such rules and regulations as it deems necessary for the proper administration of the Plan, to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable, in its sole discretion. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

        b.     No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

        c.     The Committee shall have the authority to grant Awards to officers, other key employees, directors and consultants of the Company or any of its Subsidiaries. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Subsidiaries whose employees have benefited from the Plan, as determined by the Committee.

3.     Participants

        Participants shall consist of such officers, other key employees, directors and consultants (including employees of a consultant, provided that such employee is actually providing bona fide consulting services to the Company) of the Company or any of its Subsidiaries as the Committee in its sole discretion determines to have significant responsibility for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of Awards.

4.     Types of Awards and Vesting Restrictions

        a.     Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4) Performance Awards and (5) Stock Units (each as described above an "Award," and collectively, "Awards"). Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

        b.     Awards shall be subject to forfeiture as determined by the Committee and set forth in the applicable Award agreement, provided however, that:

  (1)
  No more than one-third of any Stock Award or Stock Unit shall become vested in any single annual period, except, as determined by the Committee, in the case of the participant's death, disability or retirement or a Change in Control (as defined in Section 13b), provided that this restriction shall not apply to (A) a Performance Award (as defined in Section 10) or (B) an Award that is granted in lieu of cash compensation foregone at the election of an employee, director or consultant of the Company; and

  (2)
  A Stock Award or Stock Unit that is a Performance Award shall become vested no sooner than the first anniversary of the date of grant of such Award except, as determined by the Committee, in the case of the participant's death, disability or retirement or a Change in Control.

5.     Common Stock Available Under the Plan

        a.    Shares Available.    Subject to any adjustments made in accordance with Section 12, the aggregate number of shares of Common Stock that may be granted or issued pursuant to Awards, including shares of Common Stock subject to Stock Options, shall be 2,500,000 shares of Common Stock, all of which may be issued pursuant to the exercise of Incentive Stock Options, which may be authorized and unissued or treasury shares.

        b.    Individual Limitation.    The number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to any individual during any calendar year shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Section 12. The number of shares of Common Stock with respect to which Stock Awards, Performance Awards and

Stock Units may be granted during any calendar year shall not exceed 250,000 shares of Common Stock, subject to adjustment in accordance with Section 12.

        c.    Shares Underlying Awards That Again Become Available.    Any shares of Common Stock subject to a Stock Option, Stock Appreciation Right, Stock Award, Performance Award, or Stock Unit which for any reason is cancelled or forfeited shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards pursuant to Section 5a but shall not apply for purposes of determining the maximum number of Awards that any individual participant may be granted in any calendar year. For the avoidance of doubt, (i) upon the exercise of a stock-settled Stock Appreciation Right or net-settled Stock Option, the number of shares of Common Stock subject to the Award (or portion of the Award) that is then being exercised shall be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan, on the basis of one share for every share subject to the Award (or portion of the Award) being exercised, regardless of the actual number of shares issued upon exercise, (ii) any shares tendered to exercise a Stock Option shall not be added back to the maximum aggregate number of shares that may be issued under the Plan, and (iii) any shares of Common Stock withheld with respect to an Award (or, with respect to Stock Awards, returned to the Company) in satisfaction of tax withholding obligations shall be counted as shares issued.

6.     Stock Options

        a.    In General.    The Committee is authorized to grant Stock Options to officers, other key employees, directors and consultants of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). The Committee may grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

        b.    Exercise Price.    Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e), that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 16) of Common Stock on the date the Stock Option is granted.

        c.    Payment of Exercise Price.    The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made at the time of grant and specified in the Award agreement.

        d.    Exercise Period.    Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.

        e.    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to participants who are officers or other key employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option.

7.     Stock Appreciation Rights

        The Committee is authorized to grant Stock Appreciation Rights to officers, other key employees, directors and consultants of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A "Stock Appreciation Right" shall mean a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value (or some lesser amount), of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (y) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, or other specified valuation (which shall be no less than the Fair Market Value as of the date the Stock Appreciation Right is granted) (the "Grant Price"), with the number of shares of Common Stock represented by the Stock Appreciation Right as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.

8.     Stock Awards

        The Committee is authorized to grant Stock Awards to officers, other key employees, directors and consultants of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. A "Stock Award" is an immediate grant of a specified number of shares of Common Stock, with such number of shares of Common Stock determined by the Committee. Each Stock Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

9.     Stock Units

        a.    In General.    The Committee is authorized to grant Stock Units to officers, other key employees, directors and consultants of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such officers, other key employees, directors and consultants who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below). Each Stock Unit shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.

        b.    Payout.    Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment in accordance with the terms of a deferred compensation plan or arrangement of the Company, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

        c.    Definitions.    A "Stock Unit" shall mean a notional account representing one share of Common Stock. A "Dividend Equivalent Right" shall mean the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, at the time set forth in the Award Agreement or as deferred in accordance with the terms of a deferred compensation plan or arrangement of the Company.

10.   Performance Awards

        a.    In General.    The Committee is authorized to grant Performance Awards to officers and other key employees, directors and consultants of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants who will receive Performance Awards, provided however that directors may not receive Incentive Stock Options. A "Performance Award" is a Stock Option, Stock Award or Stock Unit, the vesting or payment of which is conditioned on the satisfaction of performance criteria. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

        b.    Adjustment of Performance Targets.    With respect to those Performance Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11), the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable to prevent dilution or enlargement of the rights of participants in the event of, in recognition of, or in anticipation of, any unanticipated, unusual nonrecurring or extraordinary corporate item, transaction, event or development;

or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        c.    Payout.    Payment of earned Performance Awards may be made in shares of Common Stock, in cash or any combination of the two and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards, provided that, the election to defer receipt of Performance Awards must be in accordance with the terms of a deferred compensation plan or arrangement of the Company.

11.   Performance-Based Awards

        a.    In General.    All Stock Options and Stock Appreciation Rights granted under the Plan, and the compensation attributable to such Awards, are intended to qualify as "performance-based compensation" (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code. Stock Awards, Performance Awards and Stock Units may be granted in a manner such that such Awards qualify as "performance-based compensation" and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code. All Awards that qualify as "performance-based compensation" are referred to herein as "Performance-Based Awards." An Award shall qualify as a Performance-Based Award only if at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Section 162(m) of the Code and the regulations thereunder).

        b.    Performance Measures.    Stock Awards, Performance Awards, and Stock Units granted under the Plan may qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more performance measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: operating profits; revenue growth; gross profit margin; operating profit margin; net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

        c.    Adjustment of Performance Measures.    The Committee shall have the authority at any time to make adjustments to performance measures for any outstanding Performance-Based Awards which the Committee deems necessary or desirable to prevent dilution or enlargement of the rights of participants in the event of, in recognition of, or in anticipation of, any unanticipated, unusual, nonrecurring or extraordinary corporate item, transaction, event or development, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that to the extent such adjustments relate to performance measures that determine the qualification of an Award as "performance-based compensation" under Section 162(m) of the Code, such performance measures may not be adjusted except to the extent such adjustments are permitted under Section 162(m) of the Code. The Committee may, in its sole discretion, adjust such Awards downward.

12.   Adjustment Provisions

        In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification (ASC) 718) that causes the per share value of a share of Common Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares that may be issued under the Plan (as set forth in Section 5(a)), the individual limitations set forth in Section 5(b), the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. In the event of any other change in corporate structure or capitalization, such as a merger, consolidation, any reorganization or any partial or complete liquidation of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of participants' rights under the Plan, may cause there to be made such equitable adjustments described in the foregoing sentence. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods (subject to the limitations on such adjustments to the extent related to Awards intended to qualify as Performance-Based Awards, as described in Section 11(c)). Any adjustment with respect to a Stock Option or Stock Appreciation Right shall comply with the rules of Section 409A of the Code. Any adjustment made pursuant to this Section 12 shall be conclusive and binding on all Plan participants.

13.   Change In Control

        a.    Accelerated Vesting.    Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 13b), all unvested Awards granted under the Plan shall become fully vested immediately upon the consummation of the Change of Control, unless otherwise determined by the Committee as set forth in the Award Agreement, and such vested Awards shall be paid out or settled, as applicable, to the extent determined by the Committee. Notwithstanding the foregoing, to the extent an amount is subject to Section 409A of the Code, no amounts payable pursuant to this Section 13 shall be payable unless the event triggering such payment would constitute a "change in control" as defined in Section 409A of the Code.

        b.    Definition.    For purposes of this Section 13, (i) if there is an employment agreement or a change in control agreement between the participant and the Company or any of its Subsidiaries in effect, "Change in Control" shall have the same definition as the definition of "Change in Control" contained in such employment agreement or change in control agreement (unless the amount involved is subject to Section 409A of the Code and such definition does not comply with Section 409A(2)(c)(v) of the Code), or (ii) if "Change in Control" is not defined in such employment agreement or change in control agreement (or the amount involved is subject to Section 409A of the Code and such definition does not comply with Section 409A(2)(c)(v) of the Code), or if there is no employment agreement or change in control agreement between the participant and the Company or any of its Subsidiaries in effect, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

  (1)
  any person or other entity (other than any of the Company's Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock");

  (2)
  the Company consummates the sale of all or substantially all of the property or assets of the Company;

  (3)
  the Company consummates a consolidation or merger of the Company with another corporation (other than with any of the Company's Subsidiaries), and as a result, the stockholders of the Company immediately before the occurrence of the consolidation or merger own, in the aggregate, not more than 50% of the Voting Stock of the surviving entity; or

  (4)
  a change in the Company's Board occurs with the result that, within any 12-month period, the members of the Board as of the beginning of such period (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by at least a majority of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

This definition shall be interpreted and applied as necessary to avoid imposition of the taxes and interest under Section 409A of the Code.

14.   Transferability

        Each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, the Committee may in its sole discretion allow for the transfer of an Award (other than an Incentive Stock Option) to other persons or entities, subject to such conditions or limitations as the Committee may establish.

15.   Other Provisions

        Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant, excluding an officer or a director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment, in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein, a participant may defer receipt or payment of any Award granted under this Plan, in accord with the terms of any deferred compensation plan or arrangement of the Company.

16.   Fair Market Value

        For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall mean (i) the closing price of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if Common Stock is not readily tradeable, the amount determined by the Committee in a manner consistent with Section 409A of the Code, or, in the case of shares of Common Stock underlying Incentive Stock Options, the amount determined by the Committee in a manner consistent with Section 422 of the Code.

17.   Withholding

        The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award. The Company, in its discretion, may elect to satisfy such amount by withholding (or, with respect to Stock Awards, causing to be returned) shares of Common Stock which would otherwise be delivered or retained having an aggregate Fair Market Value equal to the minimum statutory total tax that could be imposed on the transaction.

18.   Tenure

        A participant's right, if any, to continue to serve the Company as an officer, other key employee, director or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

19.   Unfunded Plan

        Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

20.   No Fractional Shares

        No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.   Duration, Amendment and Termination

        No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such participant under this Plan, or any other present or future plan of the Company, provided that, such substitution or exchange is permitted under applicable law, including, but not limited to, Sections 409A and 422 of the Code. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 21 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. Notwithstanding the foregoing in this Section 21, except in connection with an equity restructuring or corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company shall not, and no amendment of the Plan and no amendment of any Award shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Plan; (ii) modify the requirements as to eligibility for Awards under the Plan; (iii) permit Stock Options, Stock Appreciation Rights or other Awards encompassing rights to purchase Common Stock to be repriced, replaced or regranted through cancellation, or by lowering the per-share exercise price of a previously granted Stock Option or the Grant Price of a previously granted Stock Appreciation Right, or the purchase price of any other previously granted Award that encompasses the right to purchase Common Stock or (iv) cancel outstanding Stock Options, Stock Appreciation Rights or other Awards encompassing rights to purchase Common Stock, in each case with an exercise or purchase price above the current price of a share of Common Stock, in exchange for cash or other securities.

22.   Compliance with Law

        a.    Governing Law.    This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        b.    Section 409A Compliance.    To the extent applicable, it is intended that the Plan and any Awards granted under the Plan comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively "Section 409A") and the Plan and all Award agreements shall be interpreted and administered accordingly. Any provision in the Plan or in any Award agreement that would cause the Plan or any Award granted under the Plan to fail to be exempt from or to comply with Section 409A, as the case may be, shall have no force or effect until amended to be exempt from or to comply with Section 409A, as the case may be, and such amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the foregoing, the Company makes no representations or warranties that the Plan or any Award agreement is exempt from or complies with Section 409A, and neither the Company nor any affiliate, officer, director, employee or agent of the Company, shall have any liability to any participant or other person in respect of any taxes, interest or penalties imposed under Section 409A.

23.   Severability

        In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

24.   Effective Date

        a.     The Plan shall be effective as of the date on which the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company (the "Effective Date") and such approval of stockholders shall be a condition to the right of each participant to receive Awards hereunder.

        b.     This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

To elect three directors named in the proxy statement to hold office for a term ending at the 2016 Annual Meeting of Stockholders. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LYDD 3 3 B V + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. Change of Address — Please print new address below. Comments — Please print your comments below. Annual Meeting Proxy Card IMPORTANT ANNUAL MEETING INFORMATION 01 - Jeffrey A. Harris 02 - John F. Maypole 1. Election of Directors: For Withhold For Withhold 03 - Kathleen G. Bradley For Withhold For Against Abstain 3. To ratify selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. For Against Abstain 2. To approve the Knoll, Inc. 2013 Stock Incentive Plan. For Against Abstain 4. To approve the company’s executive compensation. 1 5 8 4 4 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNOLL, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2013 The undersigned hereby appoints Barry L. McCabe and Michael A. Pollner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Knoll, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Knoll, Inc. to be held at the offices of Knoll, Inc. at 1330 Avenue of the Americas, 2nd Floor, New York, New York 10019 on Tuesday, May 7, 2013 at 9:00 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. To participants in the Knoll Retirement Savings Plan: This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Knoll Retirement Savings Plan. This proxy, when properly executed, will be voted as indicated on the reverse side. If voting instructions are not received by the proxy tabulator by 11:59 p.m. on May 3, 2013, you will be treated as directing the Plan’s Trustee to vote your shares in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 7, 2013: The proxy statement and annual report to stockholders are available at www.edocumentview.com/KNL. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) . Proxy — Knoll, Inc.